Execution version

EQUITY DISTRIBUTION AND PURCHASE AGREEMENT

by and among

ENERGENIC-US, LLC

and

DCO ENERGY, LLC
(as Purchaser)

and

MARINA ENERGY, LLC
(as Seller)

dated as of

December 30, 2015

INDEX TO SCHEDULES

Schedule Numbers    Descriptions

3.2(b)    Required Seller’s Consents
3.2(e)    Subject Company Director Resignations
3.3(b)    Required Purchaser’s Consents
3.3(f)     Modifications to Financing Documents
4.1    Jurisdiction of Formation of the Seller
4.4    Conflicts and Consents of the Seller
5.1(a)    Jurisdiction of Formation of the Subject Companies
5.1(b)    Directors and Officers
5.2    Conflicts and Consents of the Subject Companies
5.3    Capitalization of the Subject Companies
5.4    Subsidiaries
5.5    Financial Statements
5.6    Certain Liabilities
5.8(a)    Leased and Owned Real Property
5.8(b)    Personal Property Leases
5.8(d)    Inventory
5.9(a)    Material Contracts
5.9(b)    Defaults
5.10    Insurance
5.11    Litigation
5.12    Environmental Matters
5.15(d)    Audits
5.15(e)    Tax Matters
5.16    Company Intellectual Property
5.17    Bank Accounts
5.19    Seller’s Brokers
6.3    Conflicts and Consents of Purchaser
6.4    Purchaser’s Brokers
7.1    Interim Operations of the Subject Companies
7.4    Intercompany Arrangements
7.7    Pending Insurance Claims
7.9    Post-Closing Banking Matters
7.11    Existing Guarantees
7.13    Terminating Services Agreements
12.3    Post-Closing Matters

INDEX TO EXHIBITS

Exhibit A    Form of HSS1-DCO Operations Purchase and Sale Agreement
Exhibit B    Form of Purchase Money Note
Exhibit C    Form of Purchase Money Security Agreement
Exhibit D    Form of Pledge and Security Agreement
Exhibit E    Form of Guaranty
Exhibit F    Services Agreement Rate Schedule
Exhibit G    Form of Instrument of Transfer
Exhibit H    Form of Omnibus Agreement on Intercompany Debt Transactions

EQUITY DISTRIBUTION AND PURCHASE AGREEMENT

THIS EQUITY DISTRIBUTION AND PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of December 30, 2015, by and among ENERGENIC-US, LLC, a Delaware limited liability company (“Energenic”), DCO ENERGY, LLC, a New Jersey limited liability company (“Purchaser”), and MARINA ENERGY LLC, a New Jersey limited liability company (“Seller”). Purchaser, Seller, and Energenic are referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in Article I hereof.

RECITALS:

WHEREAS, Purchaser and Seller are each the legal and beneficial owner of fifty percent (50%) of all of the outstanding Equity (defined below) of Energenic;

WHEREAS, Energenic is the legal and beneficial owner of (1) one hundred percent (100%) of all the outstanding Equity of the following companies: (i) UMM Energy Partners, LLC (“UMM”), a New Jersey limited liability company, (ii) PPB Energy Partners, LLC (“PPB”), a New Jersey limited liability company, (iii) HSC Fuel Cell 1, LLC (“HSCFC”), a New Jersey limited liability company, (iv) WC Landfill Energy, LLC (“WCLE”), a New Jersey limited liability company, (v) CC Landfill Energy, LLC (“CCLE”), a Nevada limited liability company, and (vi) FC Landfill Energy, LLC (“FCLE”) a Delaware limited liability company, and (2) ninety nine per cent (99%) of all the outstanding Equity of HSC Energy Partners, LLC (“HSC”), a New Jersey limited Liability company;

WHEREAS, Purchaser and Seller intend to cause Energenic to distribute (the “DCO Assets Distribution”) to each of Purchaser and Seller (1) fifty percent (50%) of the Equity of UMM, PPB, HSCFC, WCLE, CCLE and FCLE, and (2) forty nine and one half percent (49.5%) of the Equity of HSC;

WHEREAS, following the DCO Assets Distribution and subject to the terms and conditions herein, Seller will sell, transfer and deliver to Purchaser: (1) 50% of the outstanding Equity of UMM, PPB, HSCFC, WCLE, CCLE and FCLE, and (2) forty nine and one half percent (49.5%) of the Equity of HSC (collectively, the “Purchased Equity”), and Purchaser will purchase, assume and accept from Seller the Purchased Equity and will deliver the Purchase Money Note (defined below) to Seller;

WHEREAS, Purchaser and Seller intend to cause Energenic to distribute (the “Marina Assets Distribution”) to each of Purchaser and Seller fifty percent (50%) of all the outstanding Equity of ACB Energy Partners LLC, AC Landfill Energy LLC, BC Landfill Energy, LLC, MCS Energy Partners, LLC, NBS Energy Partners, LLC, SBS Energy Partners, LLC, SC Landfill Energy, LLC, and SX Landfill Energy, LLC (the “Marina Companies”), and pursuant to an Equity Purchase Agreement dated the day hereof (the “Marina-DCO Agreement”) Purchaser has agreed to sell to Seller, and Seller has agreed to acquire from Purchaser, following the Marina Assets Distribution, fifty percent (50%) of all the outstanding Equity of each of the Marina Companies;

WHEREAS, one percent (1%) of HSC is owned by HSS1 LLC (“HSS1”), and HSS1 is owned fifty percent (50%) by Seller and fifty percent (50%) by Purchaser;

WHEREAS, DCO Operations-Hartford, LLC (“DCO Operations-Hartford”) supplies pension, operation and maintenance services to HSC and its subsidiaries, and Seller owns ten percent (10%) and Purchaser owns ninety percent (90%) of the Equity in DCO Operations-Hartford;

WHEREAS, prior to the Closing, Seller will sell its fifty percent (50%) Equity in HSS1 and its ten percent (10%) Equity in DCO Operations-Hartford to HSS Energy Partners, LLC (“HSS”), and HSS will purchase such Equity, pursuant to the HSS1-DCO Operations Purchase and Sale Agreement attached hereto as Exhibit A (the “HSS1-DCO Operations Purchase and Sale Agreement”);

WHEREAS, the Parties and certain of their Affiliates are party to certain Affiliate loan agreements, some of which will be assigned or terminated prior to the Closing Date;

WHEREAS, fifty percent (50%) of the initial amount of the Purchase Money Note shall be additionally secured pursuant to a joint and several Guaranty in the form attached as Exhibit E hereto to be executed and delivered by Frank E. DiCola, Michael D. Jingoli and Joseph R. Jingoli, Jr. to Seller on or prior to the Closing Date (the “Guaranty”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

“$” or “USD” means United States Dollars.

“Action” means any administrative action, regulatory action, judicial action, suit, arbitration or proceeding by any Person or by or before any Governmental Entity or any investigations or inquiries pursuant to any written notice of investigation or inquiry by or before any Governmental Entity.

“Affiliate” of any Person means a Person that directly or indirectly through one or more intermediaries’ controls, is controlled by, or is under common control with, the first Person. For purposes of this definition, the term “control,” “controlled by” or “under common control with” means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

“Agreement” or “this Agreement” means this Equity Distribution and Purchase Agreement, together with the Exhibits and Schedules hereto.

“Ancillary Agreements” means the Purchase Money Note, the Purchase Money Security Agreement, the Pledge and Security Agreement, the Guaranty, the Marina-DCO Agreement, the HSS1-DCO Operations Purchase and Sale Agreement, the Service Agreements, the Substitute Guarantees, and any other related documents, instruments and agreements executed in connection with this Agreement.

“Applicable Law” means, with respect to any Person, any foreign, federal, state, local or municipal law (including common law), ordinance, regulation, rule, statute or treaty applicable to such Person.

“Audits” is defined in Section 5.15(d).

“Balance Sheet Date” means December 31, 2014.

“Bankruptcy and Equity Exception” is defined in Section 4.3.

“Board of Directors” means, as applicable, the board of directors, the board of managers, the supervisory board, the executive committee, or any other similar body charged with similar supervisory responsibility over the establishment and implementation of corporate or limited liability company policies for any entity named herein.

“Business” means the utility services and onsite generation management provided by the Subject Companies at the Project Sites.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks in the State of New York are authorized or obligated to close.

“Cash” means cash, cash equivalents and marketable securities (other than petty cash).

“CCLE” is defined in the Recitals.

“CCLE Project Site” means the real property on which the landfill gas facilities operated by CCLE is located in Apex, Nevada.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended from time to time.

“Clean Air Act” means the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended from time to time.

“Clean Water Act” means the Clean Water Act, 33 U.S.C. § 1251 et seq., as amended from time to time.

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.1.

“Code” means the Internal Revenue Code of 1986, 26 U.S.C. § 1 et seq., as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Company Intellectual Property” means all Intellectual Property owned by, or licensed to, any Subject Company in the conduct of the Business.

“Company Material Adverse Effect” means any effect, event or occurrence that is, or is reasonably likely to be, materially adverse to the assets, liabilities, financial condition or results of operations of the Subject Companies as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any failure by a Subject Company to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Transactions; (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting (i) the industries in which the Subject Companies participate (including fluctuating conditions resulting from cyclicality, seasonality or weather patterns affecting the Subject Companies, including their customers and suppliers), (ii) the U.S. economy or world economy as a whole or (iii) the financial, banking, credit, securities or commodities markets (including markets for electric power, natural gas or fuel and water), or the prevailing interest rates of the United States; (d) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement or any of the Ancillary Agreements, provided the same is not due to the negligence of any Party; (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in Applicable Laws or the interpretation or enforcement thereof by any Governmental Entity; (f) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to actions required to be taken under Applicable Laws, contracts or agreements to which a Subject Company is party; (g) any change in general regulatory or political conditions, including any engagement of hostilities, acts of war or terrorist activities or changes imposed by a Governmental Entity associated with additional security related to the same; (h) any unforeseen labor strike, request for representation, organizing campaign, work stoppage, slowdown, or lockout or other labor dispute; or (i) any Permitted Encumbrance. References in this Agreement to $ or USD amount thresholds shall not be deemed to be evidence of a Company Material Adverse Effect or materiality.

“Copyrights” means U.S. and foreign registered and material unregistered copyrights, all rights of publicity and all registrations and applications to register the same.

“Covered Request” is defined in Section 7.5.

“DCO Assets Distribution” is defined in the Recitals.

“DCO Debt Agreement” is defined in the Recitals.

“Direct Claim” is defined in Section 11.4(e).

“Dispute” is defined in Section 12.10(a).

“DOJ” means the United States Department of Justice.

“Encumbrances” means any and all liens, charges, title defects, security interests, easements, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or similar restrictions on title or transfer.

“Environmental Law” means all Applicable Laws governing the protection of human health and/or the environment, including but not limited to CERCLA, the Clean Air Act, the Clean Water Act, and the RCRA.

“Environmental Liability” means any liability (contingent or otherwise) or investigatory, corrective or remedial obligation that arises under or relates to any Environmental Laws, including those relating to (i) violations of, or noncompliance with, Environmental Laws or (ii) the handling, treatment, storage, disposal, arrangement for disposal, release or threatened release of, or exposure to, any Hazardous Substance.

“Equity” means membership interests, including economic and management interests and/or any other equity or membership interests or any similar term under Applicable Law.

“Existing Guarantees” is defined in Section 7.11.

“FCLE” is defined in the Recitals.

“FCLE Project Site” means the real property on which the landfill gas facilities operated by FCLE is located in Fredrick County, Maryland.

“Financial Statements” means, with respect to a Subject Company, (i) the unaudited consolidated balance sheet of such Subject Company, as of December 31, 2014 and December 31, 2013, and (ii) the unaudited income statement for each of the years ended December 31, 2014, and December 31, 2013.

“FTC” means the United States Federal Trade Commission.

“Fundamental Representations” means the representations and warranties in Articles IV and VI.

“GAAP” means generally accepted accounting principles declared by the Financial Accounting Standards Board as in effect from time to time in the United States, applied on a consistent basis.

“Governmental Approval” means any authorization, approval, consent, license, ruling, permit, tariff, certification, filing, exemption, order, recognition, grant, confirmation, clearance, privilege, entitlement, filing or registration by or with any Governmental Entity.

“Governmental Entity” means all agencies, authorities, boards, bodies, commissions, courts, instrumentalities, legislatures, arbitral tribunals and offices of any nature whatsoever, foreign or domestic, of any federal, state, county, district, municipal or other political subdivision.

“Guaranty” is defined in the Recitals.

“Hazardous Substance” means any material governed by any Environmental Law, including, without limitation, any “hazardous substance” as defined in CERCLA, any “hazardous waste” as defined in the RCRA, any “pollutant” as defined in the Clean Water Act, and any “air pollutant” as defined in the Clean Air Act.

“HSC” is defined in the Recitals.

“HSC Project Site” means the real property on which the district energy facilities operated by HSC are located in Hartford, Connecticut.

“HSCFC” is defined in the Recitals.

“HSCFC Project Site” means the real property on which the fuel cell facilities operated by HSCFC are located in Hartford, Connecticut.

“HSS” is defined in the Recitals.

“HSS1-DCO Operations Purchase and Sale Agreement” is defined in the Recitals.

“Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all obligations arising from cash/book overdrafts, (iv) all indebtedness for the deferred purchase price of property or services with respect to which a Person is liable as obligor (other than trade payables incurred in the ordinary course of business), (v) all obligations in respect of capital leases, (vi) all obligations under any letters of credit, bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments, (vii) all obligations under any interest rate, swap, currency or other hedging agreement, (viii) guarantees with respect to any liabilities or Indebtedness of any other Person, and (ix) all accrued interest prepayment premiums or penalties related to any of the foregoing.

“Indemnified Party” means any Person claiming indemnification under any provision of Article XI.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

“Insurance Coverage” means any insurance coverage maintained by, or on behalf of, a Subject Company.

“Intellectual Property” means Trademarks, Patents, Copyrights, Trade Secrets and Licenses.

“Intercompany Debt Transactions” is defined in Section 7.12(c).

“Intercompany Indebtedness” means any Indebtedness owed by a Subject Company to any of its Affiliates (other than another Subject Company).

“Inventory” means the inventory of the Subject Companies that is set forth on Schedule 5.8(d).

“ISRA” is defined in Section 5.12(a).

“Leased Real Property” means all real property that is leased, subleased, occupied, or licensed for occupation, by a Subject Company as tenant, subtenant, occupant, or licensee at the Project Sites and that is utilized primarily in connection with the Business.

“Licenses” means all licenses and agreements pursuant to which a Subject Company has acquired rights in or to any Intellectual Property from any Person (other than off-the-shelf shrink wrap licenses or any “click through” licenses), or licenses and agreements pursuant to which a Subject Company has licensed or transferred the right to use any Intellectual Property to any Person.

“Losses” means any and all damages, liabilities, awards, fines, costs, fees, penalties, deficiencies, losses, Taxes, amounts paid or incurred in defense or settlement and related expenses, including interest, court and other legal proceeding costs, reasonable fees of attorneys, accountants, and other experts or other expenses of litigation or other proceedings or of any claim, liability, default or assessment, but excluding lost profits, consequential, punitive, special or indirect damages, unless related to a Third Party Claim and/or unless caused by the gross negligence, fraud, willful misconduct or breach of any Fundamental Representation by the Indemnifying Party(ies).

“Marina Assets Distribution” is defined in the Recitals.

“Marina Companies” is defined in the Recitals.

“Marina-DCO Agreement” is defined in the Recitals.

“Material Contract” is defined in Section 5.9(a).

“MSU Guarantees” means each of (i) the Lease Guaranty Agreement, dated as of May 16, 2012, among South Jersey Industries, Inc., The Board of Trustees of Montclair State University and UMM, and (ii) the Operations Guaranty Agreement, dated as of May 16, 2012, among South Jersey Industries, Inc., The Board of Trustees of Montclair State University and UMM.

“NJDEP” means the New Jersey Department of Environmental Protection.

“Omnibus Agreement on Intercompany Debt Transactions” means the Omnibus Agreement on Intercompany Debt Transactions substantially in the form set forth in Exhibit H hereto.

“Operating Document” means with respect to any corporation, public limited company, limited company, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the bylaws, charter, operating agreement, partnership agreement, or other applicable documents relating to the operation, governance or management of such entity.

“Order” means any order, writ, judgment, decision, decree, ruling, assessment, award, injunction or similar order or requirement of any Governmental Entity (in each case whether preliminary or final) applicable to such Person or such Person’s assets or properties.

“Organizational Document” means with respect to any corporation, public limited company, limited company, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, articles of association or other applicable organizational or charter documents relating to the creation of such entity.

“Owned Real Property” means all real property that is owned by a Subject Company (together with all structures, facilities, improvements and fixtures presently or hereafter located thereon or attached thereto).

“Party” and “Parties” are defined in the Introduction.

“Patents” means issued U.S. and foreign patents and pending patent applications, patent disclosures and any and all issued or pending divisions, continuations, continuations‑in‑part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and similar statutory rights.

“Permitted Encumbrances” means any (i) liens for local property Taxes arising in the ordinary course of business not yet due and payable assessed by state or local jurisdictions; (ii) imperfections of title, easements, rights‑of‑ways, covenants and encumbrances, if any, which do not materially and adversely affect the marketability of title to such real property or materially detract from the value of or materially interfere with the present use, operation and occupancy of the assets subject thereto or affected thereby or otherwise interfere in any material respect with the conduct of the Business as presently conducted, and do not interfere with, and are not violated by, the consummation of the Transactions; (iii) mechanics’, carriers’, workmen’s, repairmen’s, statutorily imposed or other like liens arising or incurred in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (iv) limitations on the rights of a Subject Company under any contract, lease or other agreement that are expressly set forth in such contract, lease or other agreement; (v) with respect to the Leased Real Property and the Owned Real Property, zoning, building codes and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Leased Real Property or Owned Real Property; (vi) all documents recorded in the public records in the county where the Leased Real Property or Owned Real Property is located; (vii) all rights of first offer, rights of first refusal, tag-along rights, drag-along rights and any other similar rights under the Operating Documents of any of the Subject Companies; (viii) all other matters affecting title which have been waived in writing or consented to in writing by Purchaser; and (ix) any liens or other encumbrances contemplated in the Financing Documents indicated on Schedule 3.3(f).

“Person” means any natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, labor union, joint venture, Governmental Entity or other entity or organization.

“Personal Property Lease” means each lease (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $100,000 per annum or which are terminable without penalty upon thirty (30) days or less prior notice) pursuant to which a Subject Company leases any personal property, including any finance or operating lease.

“Pledge and Security Agreement” means the pledge and security agreement in the form attached as Exhibit D that is required to be executed and delivered pursuant to the Purchase Money Security Agreement.

“PPB” is defined in the Recitals.

“PPB Project Site” means the real property on which the central utility plant operated by PPB is located in Bensalem, Pennsylvania.

“Pre‑Closing Tax Period” means any Tax period ending on or prior to the Closing Date and the portion of any Straddle Period that ends on the Closing Date.

“Projects” means the projects located on the Project Sites, and “Project” means each of them individually.

“Project Sites” means the HSC Project Site, the HSCFC Project Site, the PPB Project Site, the WCLE Project Site, the CCLE Project Site, the FCLE Project Site and the UMM Project Site.

“Purchased Equity” is defined in the Recitals.

“Purchase Money Note” means a purchase money note in the form attached as Exhibit B hereto.

“Purchase Money Security Agreement” means the security agreement in the form attached as Exhibit C that is required to be executed and delivered pursuant to the Purchase Money Note.

“Purchase Price” is defined in Section 2.2.

“Purchaser” is defined in the Introduction.

“Purchaser Indemnified Parties” means Purchaser and its Affiliates, including the Subject Companies, and their respective stockholders, directors, officers, employees, representatives, agents, successors and assigns.

“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., as amended from time to time.

“Real Property Lease” means a lease, sublease, license or other agreement (and any and all amendments or modifications thereto) under which a Subject Company uses, leases, licenses or occupies, or has the right to use, lease, license or occupy, Leased Real Property.

“Release” means any “release” as defined in any Environmental Law, including CERCLA (or with respect to the Foreign Subsidiaries, where defined under comparable foreign law).

“Required Consents” is defined in Section 3.2(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Indemnified Parties” means Seller and its Affiliates, and their respective stockholders, directors, officers, employees, representatives, agents, successors and assigns.

“Seller” is defined in the Introduction.

“Service Agreements” means, with respect to each Subject Company, one or more Support Services Agreements between Seller, Purchaser or Energenic (as service provider) and such Subject Company (as client), as listed in detail on Schedule 7.13.

“Subject Companies” means collectively, and “Subject Company” means any of, HSC, HSCFC, PPB, WCLE, CCLE, FCLE and UMM, and their respective Subsidiaries.

“Subject Company Equity Interests” means the Equity of each Subject Company.

“Subsidiary” means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors is directly or indirectly owned or controlled by such Person.

“Substitute Guarantee” is defined in Section 7.11.

“Tax” means any federal, state, local and foreign income, profits, franchise, gross receipts, capital stock, stamp, sales, employment, use, property, withholding, excise, value added, occupancy and other taxes, duties or assessments (whether imposed directly or through withholding) imposed by any Governmental Entity, including any interest, additions to tax, or penalties applicable thereto (and any interest in respect of such penalties and additions).

“Tax Benefit” means any refund of Taxes to be paid by the relevant Governmental Entity or reduction in the amount of Taxes that otherwise would be paid or payable to the relevant Governmental Entity attributable to any item of loss, deduction, credit or any other Tax item that decreases Taxes paid or payable.

“Tax Claim” is defined in Section 10.3(a).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

“Tax Sharing Agreement” means any agreement or arrangement (whether or not written) entered into prior to the Closing Date that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenue, receipts, or gains for the purposes of determining any Person’s Tax liability.

“Third Party Claim” is defined in Section 11.4(a).

“Third Party Claim Notice” is defined in Section 11.4(a).

“Third Party Claim Notice Period” is defined in Section 11.4(a).

“Trademarks” means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names, assumed names, any and all common law rights thereto, all registrations and applications to register the same and all renewals, and all goodwill associated therewith and symbolized thereby.

“Trade Secrets” means all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business information.

“Transactions” means the DCO Assets Distribution, the Marina Assets Distribution, the Intercompany Debt Transactions, the sale of the Purchased Equity to Purchaser, the execution and delivery of the Purchase Money Note and the Purchase Money Security Agreement, and all the other transactions provided for or contemplated by this Agreement and in any Ancillary Agreement.

“Transfer Taxes” is defined in Section 10.4.

“UMM” is defined in the Recitals.

“UMM Project Site” means the real property on which the central utility plant and energy distribution system operated by UMM is located in Montclair, New Jersey.

“WCLE” is defined in the Recitals.

“WCLE Project Site” means the real property on which the landfill gas and solar facilities operated by WCLE is located in Oxford, New Jersey.

Section 1.2    Interpretation.

(a)    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)    The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, recitals, paragraph, exhibit and schedule references are to the articles, sections, recitals, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d)    References to “or” will be deemed to be disjunctive but not necessarily exclusive (i.e., unless the context dictates otherwise, “or” will be interpreted to mean “and/or” rather than “either/or”).

(e)    The words “ordinary course of business” shall be construed to mean consistent in nature, scope and magnitude with past practices in all material respects.

(f)    The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(g)    A reference to any Party or to any party to any other agreement or document shall include such party’s successors and permitted assigns.

(h)    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II
PURCHASE AND SALE OF PURCHASED EQUITY AND DISTRIBUTION

Section 2.1    Purchase of Purchased Equity.

Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser all of the Purchased Equity free and clear of all Encumbrances, other than Permitted Encumbrances, and Purchaser shall purchase, acquire and accept the Purchased Equity from the Seller.

Section 2.2    Purchase Price.

The purchase price for the Purchased Equity shall be $66,310,512 (the “Purchase Price”). At the Closing, the guarantors under the Guaranty shall duly execute and deliver the Guaranty to Seller, and Purchaser shall duly execute and deliver to Seller:

(a) the Purchase Money Note shall have a principal amount equal to $37,690,810, which reflects (i) the Purchase Price, minus (ii) the purchase price payable by Seller to Purchaser under the Marina-DCO Agreement (which shall be subject to possible adjustment pursuant to Section 8.4(c) of the Marina-DCO Agreement), (iii) plus the purchase price to be paid by Purchaser (on behalf of HSS) to Seller under the HSS1-DCO Operations Purchase and Sale Agreement, plus (iv) the aggregate net amount of principal and interest due and payable by Purchaser to Seller after giving effect to the Intercompany Debt Transactions contemplated under Section 7.12(c), plus (v) 50% of monies owed to Seller (by Energenic or the Subject Companies) for operations, maintenance, billing, and other various matters as of November 30, 2015, minus (vi) 50% of monies owed to Purchaser (by Energenic or the Subject Companies) for operations, maintenance, billing, and other various matters as of November 30, 2015; and

(b) the Purchase Money Security Agreement; and

(c) the Pledge and Security Agreement.

ARTICLE III
THE CLOSING

Section 3.1    Time and Place of Closing.

The consummation of the Transactions (the “Closing”) shall be held at such location or locations as reasonably agreed to by the Parties. The Closing shall occur at 10:00 a.m. on the fifth day after all the conditions to closing in Article VIII have been satisfied or waived, unless the Parties otherwise agree in writing to another date (the “Closing Date”).

Section 3.2    Seller’s Deliveries.

On or before Closing, the Seller shall deliver (or cause to be delivered) to Purchaser the following:

(a)    Subject Company Equity Interests. An instrument of transfer in the form attached as Exhibit G hereto duly and validly executed by the registered holder of the Subject Company Equity Interests, sufficient to vest in Purchaser good and valid title to such Subject Company Equity Interests, or other evidence as is customary under the Applicable Law governing the corporate aspects of such Subject Company that good and valid title in the Subject Company Equity Interests of such Subject Company has been lawfully transferred to Purchaser.

(b)    Third Party Consents. The third party consents and approvals described in Schedule 3.2(b) hereto that are required for the execution, delivery or performance of this Agreement by Seller, unless waived or otherwise agreed to by the Parties.

(c)    Governmental Approvals. The permits, approvals and consents of all Governmental Entities described in Schedule 4.4 that are required for the execution, delivery or performance of this Agreement by Seller.

(d)    Officer’s Certificates. The certificates to be delivered pursuant to Section 8.2(c).

(e)    Subject Company Director Resignations. Resignations of each director, manager or similar position of the Subject Companies and HSS1 set forth on Schedule 3.2(e).

(f)    Other Assurances. Such certificates, assurances and documents as Purchaser may reasonably request prior to the Closing Date in order to effectuate the Closing.

Section 3.3    Purchaser’s Deliveries.

At the Closing, Purchaser shall deliver to the Seller the following:

(a)    Purchase Price. The Purchase Money Note, the Purchase Money Security Agreement, and the Pledge and Security Agreement, each duly executed by Purchaser.

(b)    Third Party Consents. The third party consents and approvals described in Schedule 3.3(b) hereto that are required for the execution, delivery or performance of this Agreement by Purchaser (the “Required Consents”), unless waived or otherwise agreed to by the Parties.

(c)    Governmental Approvals. All permits, approvals and consents of all Governmental Entities set forth on Schedule 6.3 that are required for the execution, delivery or performance of this Agreement by Purchaser.

(d)    Officer’s Certificate. The certificate to be delivered pursuant to Section 8.3(c).

(e)    Release Agreements. Copies of the Substitute Guarantees duly executed and delivered by the parties thereto, unless waived or otherwise agreed to by the Parties.

(f)     Modifications to the Financing Documents. Evidence that the modifications to the Financing Documents indicated on Schedule 3.3(f) have been made and are effective, unless waived or otherwise agreed to by the Parties.

(g)    Closing of Related Transactions. Evidence that the DCO Assets Distribution and the Marina Assets Distribution, as well as the transactions contemplated by the HSS1-DCO Operations Purchase and Sale Agreement and the Marina-DCO Agreement, have closed or shall close simultaneously.

(h)    Guaranty. The Guaranty, duly executed by the guarantors thereunder.

(i)    ISA Compliance. For each Subject Company distribution or sale to which ISRA applies, evidence of compliance with Section 5.12(b)(1)-(3) of this Agreement.

(j)    Other Assurances. Such certificates, assurances and documents as Seller may reasonably request prior to the Closing Date in order to effectuate the Closing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the attached Schedules prepared by the Seller and delivered to Purchaser simultaneously with the execution hereof, the Seller represents and warrants to Purchaser as follows:

Section 4.1    Organization and Qualification of the Seller.

Schedule 4.1 sets forth the name and jurisdiction of formation for the Seller. Seller is validly existing and in good standing under the laws of its jurisdiction of formation. Seller (a) has all requisite power, authority, legal capacity and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on the Business as now being conducted and (b) is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to have such power, authority, qualification, governmental approvals and licenses would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.2    Authorization.

Seller has the requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party (if any) and the consummation of the Transactions have been duly authorized by the Seller, and no other action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement, the Ancillary Agreements to which it is a party or the consummation of the Transactions.

Section 4.3    Execution; Validity of Agreement.

This Agreement has been, and each of the Ancillary Agreements to which Seller is a party when executed at Closing will be, duly executed and delivered by Seller, and, assuming due and valid authorization, execution and delivery hereof by Purchaser, is or will be, as applicable, a valid and binding obligation of Seller, enforceable against such Seller in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally (b) applicable equitable principles (collectively, the “Bankruptcy and Equity Exception”); and/or (c) as otherwise provided herein.

Section 4.4    Consents and Approvals; No Violations.

Except as set forth in Schedule 4.4 and for the Governmental Approvals as may be required under, and other applicable requirements of the Securities Act, none of the execution, delivery or performance of this Agreement by Seller, the consummation by Seller of the Transactions or compliance by the Seller with any of the provisions hereof and thereof will (a) conflict with or result in any breach of any provision of the Operating Documents or Organizational Documents of or any Governmental Approval obtained by Seller, (b) require any Governmental Approval or notice of any Governmental Entity, or (c) violate any Applicable Law or Order applicable to Seller, or any of its properties or assets, excluding from the foregoing clauses (b) and (c) such permits, consents, violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect or impair in any material respect Seller’s ability to consummate the Transactions.

Section 4.5    Good Title Conveyed in the Purchased Equity.

Following the DCO Assets Distribution and upon the delivery of and payment for the Purchased Equity at the Closing as provided for in this Agreement, any certificates, powers, endorsements, assignments or such other instruments to be executed or delivered by Seller to Purchaser at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and will effectively vest in Purchaser good title to all the Purchased Equity held by Seller, free and clear of all Encumbrances, other than Permitted Encumbrances and restrictions on transfer imposed by the Securities Act and any other Applicable Law.

ARTICLE V
ACKNOWLEDGEMENTS REGARDING
THE SUBJECT COMPANIES

Except, where applicable, as set forth in the attached Schedules, Energenic, Seller and the Purchaser acknowledge the following regarding the Subject Companies:

Section 5.1    Organization and Qualification of the Subject Companies.

Schedule 5.1(a) sets forth the name and jurisdiction of formation for each Subject Company. Each Subject Company is validly existing and in good standing under the laws of its jurisdiction of formation. Each Subject Company (a) has all requisite power, authority, legal capacity and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on the Business as now being conducted and (b) is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to have such power, authority, qualification, governmental approvals and licenses would not have, individually or in the aggregate, a Company Material Adverse Effect. The Organizational Document and Operating Document for each Subject Company have been furnished or made available to Purchaser. None of the Subject Companies is in material default under or in material violation of any provision of its Organizational Document or its Operating Document. Schedule 5.1(b) sets forth a list all of the officers and directors or managers, as applicable, of each Subject Company.

Section 5.2    Consents and Approvals; No Violations.

Except as set forth in Schedule 5.2 and for the Governmental Approvals as may be required under, and other applicable requirements of the Securities Act, none of the execution, delivery or performance of this Agreement by Energenic or the Seller, the consummation by Energenic or the Seller of the Transactions or compliance by Energenic or the Seller with any of the provisions hereof and thereof (a) conflicts with or results in any breach of any provision of the Operating Documents or Organizational Documents of or any Governmental Approval obtained by Energenic or any Subject Company, (b) requires any Governmental Approval or notice of any Governmental Entity, or (c) violates any Applicable Law or Order, excluding from the foregoing clauses (b) and (c) such permits, consents, violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect or impair in any material respect the ability of Energenic, the Seller or the Purchaser to consummate the Transactions.

Section 5.3    Capitalization of the Subject Companies.

Schedule 5.3 sets forth the amount of Equity authorized and the amount of Equity issued and outstanding for each Subject Company as of October 31, 2015. A true, correct and complete list of the record and beneficial owner of all of the issued and outstanding Equity of each Subject Company is set forth on Schedule 5.3. All of the Purchased Equity has been duly authorized and validly issued and, to the extent such concept is applicable, is fully paid and non-assessable. Except as set forth on Schedule 5.3, as of the date hereof, with respect to each Subject Company (a) there is no Equity of such Subject Company authorized, issued or outstanding, and (b) there are no existing options, warrants, calls, conversion rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, redemption rights, rights of first refusal or first offer, repurchase rights, preemptive rights or subscriptions, relating to the issued or unissued Equity of such Subject Company or obligating such Subject Company to issue, transfer or sell or cause to be issued, transferred or sold any Equity of such Subject Company. As of the Closing Date, there will be no dividends or other distributions with respect to the Purchased Equity that have been declared but not paid.

Section 5.4    Subsidiaries.

Except as set forth on Schedule 5.4, as of the Closing, the Subject Companies will not own, directly or indirectly, any Equity (or any other interest convertible into Equity) in any Subsidiary.

Section 5.5    Financial Statements.

True and complete copies of the Financial Statements of the Subject Companies are set forth on Schedule 5.5. The Financial Statements are unaudited and have been prepared in accordance with GAAP, other than the absence of footnotes and normally recurring audit adjustments, from the books and records of the Subject Companies and, after taking into account the purpose for which they were prepared and the assumptions made regarding the allocation of costs, present fairly, in all material respects, the financial position of each of the Subject Companies as of the times and for the periods referred to therein.

Section 5.6    No Undisclosed Liabilities.

Except as set forth on Schedule 5.6 or in the Financial Statements and except for liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date, no Subject Company has incurred any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted) since the Balance Sheet Date that, taken as a whole, would be required to be disclosed, reflected or reserved against in a balance sheet of the Subject Companies prepared in accordance with GAAP, or would have a Company Material Adverse Effect.

Section 5.7    Absence of Certain Changes.

Since the Balance Sheet Date each of the Subject Companies has operated its business in the ordinary course of business. Since the Balance Sheet Date, there has not been any event, occurrence, discovery or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 5.8    Ownership of Assets and Condition of Certain Assets.

(a)    Real Property. Set forth on Schedule 5.8(a) is a complete list and the location of all Leased Real Property and Owned Real Property. Copies of all leases in possession of the Subject Companies relating to the Leased Real Property have heretofore been furnished to Purchaser. With respect to each Leased Real Property, (i) a Subject Company holds good and marketable leasehold interests in the Leased Real Property, (ii) a Subject Company and, to the Parties’ knowledge, each of the other parties to the Real Property Lease has performed in all material respects all obligations required to be performed by it under each Real Property Lease, and (iii) neither a Subject Company nor, to the Parties’ knowledge, any other party to the Real Property Lease is in breach or default in any material respect (nor has any event occurred that, with the giving of notice or lapse of time, or both, would constitute such breach or default) under any of the Real Property Leases to which each such entity is a party. With respect to each Owned Real Property, (i) a Subject Company holds good and marketable fee ownership interests in the Owned Real Property and (ii) neither Energenic nor any Subject Company has received written notice of any condemnation proceeding or proposed Action or agreement for taking in lieu of condemnation.

(b)    Personal Property Leases. Set forth on Schedule 5.8(b) is a true, complete and accurate list of all Personal Property Leases. A copy of each Personal Property Lease has heretofore been delivered or made available to Purchaser. Each Personal Property Lease is valid, binding and enforceable against the applicable Subject Company and, to the Parties’ knowledge, the other parties thereto, in accordance with its terms and is in full force and effect. Neither a Subject Company nor, to the Parties’ knowledge, any other party to a Personal Property Lease is in breach or default (nor has any event occurred that, with the giving of notice or lapse of time, or both, would constitute such breach or default) under any of the Personal Property Leases to which each such entity is a party, which would have a Company Material Adverse Effect.

(c)    Personal Property. The Subject Companies have good and valid title to all of the material personal properties and assets, tangible and intangible, that they purport to own, and valid leasehold interests in all of the material personal properties and assets that they purport to lease. All such properties and assets are free and clear of all material Encumbrances, other than Permitted Encumbrances.

(d)     Inventory. All Inventory is usable and fit for the purpose for which it was produced or manufactured, and none of such Inventory is obsolete, damaged, or defective.

Section 5.9    Contracts and Commitments.

(a)    Material Contracts. Schedule 5.9(a) hereto sets forth, as of the date hereof, a true, complete and correct list of every current written contract, agreement or commitment of the Subject Companies or the Business (together with all amendments and supplements thereto) that (i) provides for or is reasonably expected to provide for aggregate future payments by a Subject Company, or to a Subject Company, of more than $500,000 annually; (ii) was entered into by a Subject Company with an officer, director or significant employee of a Subject Company (other than standard nondisclosure agreements); (iii) is a collective bargaining agreement or other agreement with a labor union or association representing any employee; (iv) relates to Indebtedness of a Subject Company (other than Intercompany Indebtedness) or to the mortgaging or pledging of or granting of an Encumbrance upon any of the assets of a Subject Company; (iii) is a guaranty by a Subject Company of any Indebtedness of a third party; (iv) is a letter of credit and bankers’ acceptance issued for the account of a Subject Company; (v) materially restricts a Subject Company from engaging in any business or activity anywhere in the world; or (vi) is an employment agreement, severance agreement, consulting agreement or similar arrangement to which a Subject Company is a party (each such contract, a “Material Contract”).

(b)    No Default. Except as set forth in Schedule 5.9(b), as of the date hereof, (i) there is not and, to the Parties’ knowledge, there has not been claimed or alleged by any Person with respect to any Material Contract, any existing default or event that, with notice or lapse of time or both, would constitute a default or event of default on the part of a Subject Company thereto, except such defaults, events of default and other events that would not result in a Company Material Adverse Effect, and (ii) the consummation of the Transactions will not require any Governmental Approval or waiver from, or notice to, any Governmental Entity or other Person in order to maintain in full force and effect any of the Material Contracts, other than (A) such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers or notices the failure of which to have or give would not have a Company Material Adverse Effect.

Section 5.10    Insurance.

Energenic or its Affiliates maintain, for the benefit of the Subject Companies relating to the conduct of the Business, policies of liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are listed on Schedule 5.10. All such insurance policies are in full force and effect, all premiums thereon have been timely paid and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, or increase of the premium for any such insurance policy has been received by Energenic or any of its Affiliates.

Section 5.11    Litigation.

Except as set forth in Schedule 5.11, there is no material Action or Order pending or, to the Parties’ knowledge, threatened against or involving a Subject Company, or relating to the conduct of the Business or that questions or challenges the validity of this Agreement or any Action to be taken by Energenic or a Subject Company pursuant to this Agreement or in connection with the Transactions.

Section 5.12    Environmental Matters.

(a)     Except as set forth in Schedule 5.12, and except as would not reasonably be expected to have a (i) a Company Material Adverse Effect, (a) each Subject Company is, with respect to the conduct of the Business, in compliance with all applicable Environmental Laws, (b) no Subject Company has received any written notice with respect to the Business of, or any property owned or leased by, a Subject Company relating to the conduct of the Business from any Governmental Entity or third party alleging that a Subject Company is not in material compliance with any Environmental Law or that there has been a Release or threat of Release of any Hazardous Substance by any Subject Company on or from any real property currently or formerly leased, owned or operated by any Subject Company, or with respect to other real property, (c) there has been no Release by a Subject Company of a Hazardous Substance in excess of a reportable quantity, except in compliance with all applicable Environmental Laws, which release remains unresolved on any real property owned or leased by a Subject Company and used in the conduct of the Business; (d) to the knowledge of each Party, there currently are, and have never been any conditions on, about, beneath, or arising from any real property currently or formerly leased, owned or operated by any Subject Company which might under any Environmental Law or agreement with any Person give rise to liability or the imposition of a statutory Encumbrance or would or may require any investigation, response or remedial action, reporting, cleanup or other corrective action or the payment of costs or damages for all of a portion of the same; and (e) with respect to any Subject Company with operations in New Jersey, the transactions contemplated herein, are not subject to the requirements of Industrial Site Recovery Act, N.J.S.A. 13-1K-6 et al. (as amended) and the regulations and guidance promulgated and issued by the NJDEP pursuant to the same (collectively “ISRA”).

(b)    To the extent that the transactions contemplated herein are subject to ISRA, the Parties each agree: (1) to cooperate to complete and execute a General Information Notice as required by ISRA for each such transaction, such General Information Notice to be submitted to the NJDEP by Purchaser no later than five days after the execution of this Agreement; (2) to cooperate to complete and execute an ISRA Remediation Certification pursuant to ISRA including the required Remediation Cost Review and Remediation Funding Source/Financial Assurance forms, for each such transaction, such documentation to be submitted to the NJDEP by Purchaser on or before Closing; (3) that Purchaser shall be responsible for obtaining the Remediation Cost Review and

Remediation Funding Source/Financial Assurances required to be submitted; (4) that, after Closing, the applicable Subject Company, and as between Purchaser and Seller, Purchaser, shall be responsible for otherwise complying with ISRA, including conducting a Preliminary Assessment and engaging a Licensed Site Remediation Professional within the timeframe required and any and all additional required site investigations and remediation thereunder; and (5) to cooperate, at that Party’s own expense, in the application for any ISRA exemptions from NJDEP and/or in providing any information to each other and/or executing any additional documentation required for compliance with ISRA.

Section 5.13    Compliance with Laws; Governmental Approvals.

(a)During the time period of Energenic’s ownership, the Subject Companies have complied in a timely manner and in all material respects with all material Applicable Laws and Orders relating to the conduct of the Business. Neither Energenic nor Subject Companies has received any written or, to the Parties’ knowledge, verbal notice or communication from a Governmental Entity alleging that it is not in compliance with any Applicable Law related to the conduct of the Business, except for instances of alleged noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)To the Parties’ knowledge, all Governmental Approvals required under all Applicable Laws to operate, maintain, repair, own and use each Project have been obtained, made or filed, as the case may be, are in full force and effect, and the Subject Companies are in material compliance with the terms and conditions thereof. Seller has made available to Purchaser true, complete and correct copies of all such Governmental Approvals.

Section 5.14     Employees

The Subject Companies do not have any employees.

Section 5.15    Tax Matters.

(a)    Each Subject Company has filed (or has caused to be filed on its behalf) all material Tax Returns required by Applicable Law to have been filed by it. All such Tax Returns and amendments thereto are true, complete and correct in all material respects.

(b)    Each Subject Company has paid (or has had paid on its behalf) or withheld and remitted to the applicable Governmental Entity all material Taxes required to have been paid or withheld.

(c)    There are no liens for Taxes upon any property or assets of a Subject Company, except for liens for Taxes not yet delinquent.

(d)    Except as set forth on Schedule 5.15(d), no federal, state, local or foreign audits, examinations, investigations or other administrative proceedings (such audits, examinations, investigations and other administrative proceedings referred to collectively as “Audits”) or court proceedings are presently pending with regard to any Taxes or Tax Returns filed by or on behalf of a Subject Company.

(e)    Except as set forth on Schedule 5.15(e), there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against any Subject Company.

(f)     There are no requests for rulings or determinations in respect of any Tax matter pending between any Subject Company and any Governmental Entity.

(g)     Each Subject Company (other than Hartford Steam Co. LLC, TEN Companies LLC, The Energy Network LLC, HSC Energy Partners LLC, and HSS1 LLC) is, and has been at all times since its formation, a disregarded entity for U.S. federal income tax purposes.

(h)     No Subject Company is a party to a Tax Sharing Agreement or subject to Treasury Regulations section 1502-6 liability.

(i)     No Subject Company (A) is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code or (B) has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any similar provision of state, local or foreign Law.

(j)     No claim has ever been made by a Governmental Entity in a jurisdiction where a Subject Company does not file.

Section 5.16    Company Intellectual Property.

Except as set forth on Schedule 5.16, the Subject Companies own or have the right to use and, as of the Closing, will own or have the right to use, all of the Company Intellectual Property. To the Parties’ knowledge, the conduct of the Business does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person in any manner that will materially affect the ability of Purchaser to operate the Business as currently conducted. To the Parties’ knowledge, none of the Company Intellectual Property is currently being infringed, misappropriated or otherwise violated by any Person. Energenic has not received any written notice from any Person pertaining to or challenging the right of a Subject Company to use any of the Company Intellectual Property.

Section 5.17    Bank Accounts.

Schedule 5.17 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which a Subject Company maintains lockboxes, safe deposit boxes, marketable securities, disbursement accounts or other accounts of any nature.

Section 5.18    Receivables and Payables.

All trade accounts receivable and all trade accounts payable of the Subject Companies relating to the conduct of the Business have arisen, and as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of business.

Section 5.19    Brokers or Finders.

Except as set forth on Schedule 5.19, neither Seller and nor any Subject Company has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the Transactions.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby makes the following representations and warranties to Seller (and in the case of Section 6.8, Seller makes the following representations and warranties to Purchaser):

Section 6.1    Organization.

Purchaser is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate or other power to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder.

Section 6.2    Authorization; Validity of Agreement.

The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements and the consummation of the Transactions have been duly authorized by all requisite company action on the part of Purchaser and no other company action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock or other equity issued by Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation by it of the Transactions. This Agreement has been, and the Ancillary Agreements when executed at Closing will be, duly executed and delivered by Purchaser, and, assuming due and valid authorization, execution and delivery hereof by Seller and Energenic, is or will be, as applicable, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms subject to the Bankruptcy and Equity Exception.

Section 6.3    Consents and Approvals; No Violations.

Except as set forth on Schedule 6.3, none of the execution, delivery or performance of this Agreement by Purchaser, the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Operating Document or Organizational Document of Purchaser, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any Applicable Law or Order applicable to Purchaser, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Purchaser’s ability to consummate the Transactions in accordance with the terms hereof.

Section 6.4    Brokers or Finders.

Except as set forth on Schedule 6.4, neither Purchaser nor any of its Affiliates, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder’s fees in connection with the Transactions.

Section 6.5    Acquisition of Purchased Equity for Investment.

Purchaser is acquiring the Purchased Equity for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of Applicable Law. Purchaser agrees that the Purchased Equity may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under any applicable securities laws, except pursuant to an exemption from such registration under such laws.    Purchaser is able to bear the economic risk of holding the Purchased Equity for an indefinite period and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Purchased Equity.

Section 6.6.    Litigation.

There is no claim, Action or governmental investigation pending or threatened against Purchaser or any of its Affiliates by or before any court or Governmental Entity that, individually or in the aggregate, would impede in any material respect or would reasonably be expected to impede in any material respect the ability of Purchaser to complete the Transactions in accordance with the terms hereof.

Section 6.7.    Investigation by Purchaser.

Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Subject Companies. Purchaser acknowledges that it and its representatives have been provided access to the personnel, properties, premises and records of the Subject Companies for such purpose. Purchaser acknowledges that neither Seller, its Affiliates or the Subject Companies or any of their respective directors, officers, shareholders, employees, Affiliates, controlling Persons, agents, advisors or representatives makes or has made any oral or written representation or warranty (other than Seller’s representations and warranties in this Agreement), either express or implied, as to the accuracy or completeness of any of the information (including any estimates, projections, forecasts, operating plans or budgets concerning financial or other information relating to the Subject Companies or their business) provided or made available to Purchaser or its directors, officers, employees, Affiliates, controlling Persons, agents or representatives.

Section 6.8.     Acknowledgements.

Seller and Purchaser each represents and warrants to the other that to its knowledge, the acknowledgments made in Article V are true and correct.

ARTICLE VII
CERTAIN COVENANTS AND AGREEMENTS

Section 7.1    Interim Operations of the Subject Companies.

Except (i) as expressly provided in this Agreement, (ii) as set forth on Schedule 7.1 and (iii) as may be consented to in writing by Purchaser (such consent not to be unreasonably withheld, delayed or conditioned), Energenic shall assure that from and after the date hereof and prior to the Closing:

(a)    the Subject Companies shall use their commercially reasonable efforts to conduct the Business in the ordinary course and in the same manner as heretofore conducted, including but not limited to being managed and operated in accordance with their Operating Documents and Organizational Documents and the Service Agreements;

(b)    no Subject Company shall (i) amend its Operating Document or Organizational Document, (ii) issue, sell, transfer, pledge, dispose of or encumber any of its Equity, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any of its Equity, (iii) declare, set aside or pay any dividend or other distribution with respect to any of its Equity, except Cash dividends or distributions payable before the Closing Date, (iv) split, combine or reclassify any of its Equity, (v) redeem, purchase or otherwise acquire directly or indirectly any of its Equity, or any instrument or security which consists of or includes a right to acquire such Equity or (vi) make or authorize any capital expenditure other than pursuant to and in accordance with the time frames of existing commitments or business plans;

(c)    no Subject Company shall (i) incur or assume any long‑term Indebtedness, (ii) modify the terms of any Indebtedness (other than Intercompany Indebtedness) other than modifications of short-term debt in the ordinary course of business, or (iii) assume or guarantee the obligations of any other Person, in each case except in the ordinary course of business;

(d)    no Subject Company shall voluntarily permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated prior to the Closing Date without notice to Purchaser, except policies providing coverage for losses not in excess of $1,000,000 which are replaced without diminution of or gaps in coverage;

(e)    no Subject Company shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(f)    no Subject Company shall change in any material respect any of the accounting methods used by it unless required or permitted by GAAP, as applicable;

(g)    no Subject Company shall make any material changes to its inventory; and

(h)    no Subject Company shall enter into any agreement, contract, commitment or arrangement to do any of the things described in Subsections (b) through (g) above.

Section 7.2    Efforts and Actions to Cause Closing to Occur.

(a)    Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Energenic, Purchaser and Seller shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any Applicable Laws) to consummate the Closing as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, Orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity. In addition, subject to the terms and conditions herein, each Party shall refrain from taking (and shall use its commercially reasonable efforts to cause its Affiliates to refrain from taking) any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing. Nothing contained in this Agreement shall require any Seller to pay any consideration of material amounts to any other Person from whom any such approvals, authorizations, consents, Orders, licenses, permits, qualifications, exemptions or waiver is requested.

(b)    Prior to the Closing, each Party shall promptly consult with the other Parties with respect to, provide any necessary information with respect to, and provide the other Parties (or their respective counsel) with copies of, all filings made by such Party with any Governmental Entity or any other information supplied by such Party to a Governmental Entity in connection with this Agreement and the Transactions; provided, that any such Party to a filing may redact any information that is not pertinent to such filing or submission or that is not customarily exchanged between parties to such an antitrust filing or their counsel, including documents or information which reveal a Party’s negotiating objectives or strategies or purchase price objectives. Each Party shall promptly inform each of the other Parties of any communication received by such Party from any Governmental Entity regarding any of the Transactions. No Party shall communicate in any material respect regarding the Transaction with any Governmental Entity without first offering the other Party the opportunity to participate in such communication. If any Party or Affiliate thereof receives a request for information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such Party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

Section 7.3    Publicity.

None of the Parties (or any of their respective Affiliates) shall issue or cause the publication of any press release or other internal or external announcement with respect to this Agreement or the Transactions without prior written consent of the other (which consent shall not be unreasonably withheld, delayed, or conditioned), except as may be required by Applicable Law or by any listing agreement with a national securities exchange or trading market and then only after the other Party has been afforded a reasonable opportunity to review and comment on the same.

Section 7.4    Intercompany Arrangements.

Except (i) as set forth on Schedule 7.4 or (ii) as otherwise expressly contemplated by this Agreement or the Ancillary Agreements, all agreements, obligations and commitments, whether written, oral or otherwise, relating to the conduct of the Business which are solely between a Subject Company, on the one hand, and Energenic and any of its Affiliates (including any Intercompany Indebtedness but excluding agreements solely between the Subject Companies and those between Purchaser and Subject Companies), on the other hand, shall be terminated and of no further effect, simultaneously with the Closing without any further action or liability on the part of the parties thereto.

Section 7.5    Maintenance of Books and Records.

Each of Seller and Purchaser shall preserve, until at least the fifth (5th) anniversary of the Closing Date, all pre‑Closing Date records possessed or to be possessed by such Party relating to the Business. After the Closing Date and up until at least the fifth (5th) anniversary of the Closing Date, upon any Covered Request from a Party or its representatives, the Party holding such records shall (a) provide to the requesting Party or its representatives reasonable access to such records during normal business hours and (b) permit the requesting Party or its representatives to make copies of such records, in each case at no cost to the requesting Party or its representatives (other than for reasonable out‑of‑pocket expenses); provided, however that nothing herein shall require any Party to disclose any information to the other if such disclosure would result in the loss of any attorney‑client or other legal privilege or contravene any Applicable Law. For purpose of this Section 7.5, a “Covered Request” shall mean a written request in connection with an audit, accounting, tax, litigation, federal securities disclosure or other similar need or reasonable business purpose of the Party seeking such records. Notwithstanding the foregoing, any and all such records relating to the Business may be destroyed by a Party if such destroying Party sends to the other Parties written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the thirtieth (30th) day following the other Party’s receipt of such notice unless another Party notifies the destroying Party that such other Party desires to obtain possession of such records, in which event the destroying Party shall transfer the records to such requesting Party and such requesting Party shall pay all reasonable expenses of the destroying Party in connection therewith.

Section 7.6    Cooperation in Litigation.

Subject to the indemnification obligations set forth herein, each Party will cooperate with the other Party in the defense or prosecution of any Action already instituted or which may be instituted hereafter against or by any Party relating to or arising out of the conduct of the Business or the Subject Companies or any of the Transactions. The Party requesting such cooperation shall pay the out‑of‑pocket expenses (including reasonable legal fees and disbursements) of the Party providing such cooperation and of its employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the Party providing such cooperation for the salaries or costs of fringe benefits or other similar expenses paid by the Party providing such cooperation to its employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

Section 7.7    Insurance.

(a)    Purchaser acknowledges and agrees that effective with the Closing all Insurance Coverage provided to the Subject Companies by Seller, Energenic or any of their respective Affiliates (other than Purchaser) shall terminate and no further liability shall be covered under any of such policies except that the Subject Companies shall have the benefits of coverage under such policies with respect to insured events occurring before the Closing. Following the Closing and until full payment of the Purchase Money Note, Purchaser shall ensure that insurance shall be provided to the Subject Companies (i) in such amounts, with such deductibles and against such risks and losses as are required by Applicable Laws, Material Contracts, or Orders that are applicable to the Subject Companies, or (ii) in the absence of such requirement, in such amounts, with such deductibles and against such risks and losses as are commercially reasonable.

(b)    Seller and Purchaser agree that all claims with respect to insured events occurring prior to the Closing shall be administered in accordance with the terms of the policies and coverage applicable to such claims provided that, except with respect to those claims listed on Schedule 7.7,

Purchaser shall pay any costs of deductible and self‑insured retentions related to such policies and coverage. In all cases, Purchaser shall cooperate fully with Seller to enable them to comply with the requirements of the relevant insurance carrier and Purchaser shall provide such information and assistance as Seller may reasonably request in connection with any such claim. Any amounts received by Seller or any Affiliate of Seller as a result of a settlement or other resolution of any claim listed on Schedule 7.7 shall be retained by Seller or its Affiliate, and Purchaser shall have no rights to or interests therein. Any amounts received by Seller or any Affiliate of Seller as a result of a settlement or other resolution of any claims with respect to insured events occurring prior to the Closing other than those claims listed on Schedule 7.7 shall be promptly paid over to Purchaser, less any expenses incurred by Seller in resolving such claims.

Section 7.8    Name Change.

Purchaser hereby acknowledges that the Subject Companies shall have no rights in the name “Energenic-US, LLC” (the “Restricted Name”) and covenants that it shall, promptly following the Closing, cease referring to any Subject Company in connection with any Restricted Name and cause the Subject Companies to cease using any name that includes any of the Restricted Names or any similar words that would raise a reasonable likelihood of confusion with the Restricted Names; provided, however, that the foregoing shall not prohibit Purchaser from referring to the Restricted Name in its capacity as the owner of 50% of the Equity of Energenic.

Section 7.9    Banking Matters.

Except as set forth on Schedule 7.9, immediately following the Closing all bank accounts of the Subject Companies shall remain with the Subject Companies. Promptly following the Closing, the individuals listed on Schedule 3.2(e) shall be removed as authorized signatories on the bank accounts of the Subject Companies, and new authorized signatories will be appointed in their place.

Section 7.10    Updating Schedules.

Seller shall be entitled to update, amend or modify the schedules to this Agreement between the date hereof and the Closing Date (the “Update Period”) to reflect factors, circumstances or events first arising or becoming known to Seller or Purchaser during the Update Period by providing the other Parties with written notice setting forth the proposed update and specifying the schedule or schedules to be updated thereby.

Section 7.11    Replacement of Guarantees and Other Security.

Purchaser recognizes that Seller and certain of its Affiliates have provided guarantees and other security to support the obligations of certain of the Subject Companies in connection with the Business, all of which guarantees and other security outstanding as of the date hereof are set forth on Schedule 7.11 (the “Existing Guarantees”). Prior to Closing, unless waived or otherwise agreed to by the Parties, Purchaser shall cause the beneficiaries of each Existing Guarantee to accept a substitute guarantee containing terms equal to or more favorable to the beneficiary thereof than the terms of such Existing Guarantee (a “Substitute Guarantee”), which Substitute Guarantee shall also provide for the full and unconditional release of Seller and/or its applicable Affiliate under the Existing Guarantee it is replacing. Promptly upon termination and release of any of the Existing Guarantees, Purchaser shall request that the respective beneficiary or beneficiaries deliver to Seller each original copy of the guarantee or other instrument constituting or evidencing such Existing Guarantees and/or to confirm in writing that the Existing Guarantees is terminated and no longer enforceable.

Section 7.12    Related Transactions.

Prior to the Closing,

(a) Seller shall sell and HSS shall purchase Seller’s fifty percent (50%) Equity in HSS1 and ten percent (10%) Equity in DCO Operations-Hartford, LLC pursuant to the HSS1-DCO Operations Purchase and Sale Agreement;

(b) Seller and Purchaser shall cause Energenic to, and Energenic shall, effect the DCO Assets Distribution and the Marina Assets Distribution; and

(c) The Parties shall cause the Omnibus Agreement on Intercompany Debt Transactions to be duly executed, delivered, and fully performed by all parties thereto (such execution, delivery and performance, collectively, the “Intercompany Debt Transactions”).

Section 7.13    Service Agreements.

The Service Agreements indentified on Schedule 7.13 will be terminated on the Closing Date. Seller and Purchaser shall negotiate in good faith to enter into replacement service agreements within the first 90 days following the Closing Date. During such 90 day period:

(a) Seller shall provide training to Purchaser, without charge, to provide accounting and tax services to the Subject Companies;

(b) Seller shall provide environmental and fuel management services to the Subject Companies, to be charged at the rate schedules set forth in Exhibit F, and otherwise consistent with the terms and conditions of the Service Agreements; and

(c) No other services shall be provided by Seller with respect to the Subject Companies.

Section 7.14    MSU Guarantees.

In the event The Board of Trustees of Montclair State University refuses or fails, for any reason or for no reason, to return to Seller the MSU Guarantees and/or confirm in writing that the MSU Guarantees are terminated and no longer enforceable, Purchaser shall promptly cause a letter of credit satisfactory to the Seller to be provided in favor of South Jersey Industries, Inc. for the full amount of the obligations guaranteed by the MSU Guarantees, and the Purchaser shall be obligated to indemnify the Seller Indemnified Parties in accordance with Section 11.3(d).

ARTICLE VIII
CONDITIONS TO CLOSING

Section 8.1    Conditions to Each Party’s Obligation to Effect the Closing.

The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction (or waiver by Purchaser and the Seller) at or prior to the Closing Date of each of the following conditions:

(a)    Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; there shall be no Order of a court of competent jurisdiction in effect precluding consummation of the Closing; provided, that the Parties shall use their commercially reasonable efforts to have any such Order vacated or lifted; and there shall not be pending any Action by any Governmental Entity seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions; and

(b)    Governmental Consents. Any material consents, approvals, authorizations or Actions of or by any Governmental Entity set forth on Schedules 4.4, 5.2 and 6.3 and required to be obtained in order to consummate the Transactions shall have been obtained.

Section 8.2    Conditions to Obligations of Purchaser to Effect the Closing.

The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. All of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date and the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except that any such representation and warranty that is expressly given as of a specified date on or prior to the date of this Agreement need only be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

(b)    Performance by Seller. Seller shall have performed and complied, in all material respects, with the obligations, covenants and agreements to be performed or complied with by them under this Agreement;

(c)    Officer’s Certificates. Seller shall have delivered a certificate of an officer of such Seller, dated as of the Closing Date, to the effect that the conditions specified in Section 8.2(a) and Section 8.2(b) have been satisfied with respect to Seller; and

(d)    Deliveries by Seller. Seller shall have delivered to Purchaser those items required by Section 3.2.

(e)    Organizational Documents. The Organizational Document of each Subject Company shall have been amended to remove the following phrase from Section 9.1(c): “or occurrence of any other event that terminates the continuing membership of a Member in the Company”.

Section 8.3    Conditions to Obligations of Seller to Effect the Closing.

The obligations of Seller to consummate the Closing shall be subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement shall be true and complete in all material respects as of the date of this Agreement and as of the Closing Date, as if made on the Closing Date and the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except for those representations and warranties that address matters only as of the date of this Agreement or any other particular date (in which case such representations and warranties shall have been true and correct in all material respects as of such particular date);

(b)    Performance by Purchaser. Purchaser shall have performed and complied, in all material respects, with the obligations, covenants and agreements to be performed or complied with by it under this Agreement;

(c)    Officer’s Certificate. Purchaser shall have delivered a certificate of an executive officer of Purchaser, dated as of the Closing Date, to the effect that the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied; and

(d)    Deliveries by Purchaser. Purchaser shall have delivered to Seller those items required by Section 3.3.

ARTICLE IX
TERMINATION

Section 9.1    Termination.

This Agreement may be terminated at any time prior to the Closing Date:

(a)    By the mutual written consent of the Parties;

(b)    By any Party, if any Governmental Entity shall have issued an Order or taken any other Action (which Order or other Action the Parties shall use their commercially reasonable efforts to lift) which permanently restrains, enjoins or otherwise prohibits the consummation of the Transactions and such Order or other Action shall have become final and non‑appealable;

(c)    By Seller, if Purchaser shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, and such breach cannot be or has not been cured within thirty (30) days after the giving of written notice by Seller to Purchaser specifying such breach;

(d)    By Purchaser, if Seller shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement (without giving effect to any update of the disclosure schedules to this Agreement pursuant to Section 7.10), and such breach cannot be or has not been cured within thirty (30) days as to the giving of written notice by Purchaser to Seller specifying such breach; or

(e)    Automatically without any action by any of the Parties, if the Marina-DCO Agreement is terminated or has not closed by December 31, 2015.

Section 9.2    Effect of Termination.

In the event of the termination of this Agreement pursuant to the terms of this Agreement, this Agreement shall forthwith terminate and have no further force and effect, except that (a) the covenants and agreements set forth in Section 7.3 (Publicity), this Section 9.2 and Article XI, shall survive such termination indefinitely, (b) except in the event of termination under Section 9.1(a), nothing in this Section 9.2 shall be deemed to release any Party for knowing or willful breaches of the covenants contained in this Agreement prior to the time of such termination, and (c) nothing in this Section 9.2 shall be deemed to release any Party from any liability for fraud, gross negligence, or willful misconduct.

ARTICLE X
TAX MATTERS

Section 10.1    RESERVED.

Section 10.2    Tax Returns and Taxes of the Subject Companies.

(a)    Seller shall prepare or cause to be prepared (in a manner consistent with past practices of the relevant Subject Company) all Tax Returns required to be filed by or with respect to the Subject Companies after the Closing Date for any Pre-Closing Tax Period (other than a Straddle Period or portion thereof). Seller shall pay or cause to be paid all Taxes due with respect to such Tax Returns; provided that no such Tax Return shall be filed without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

(b)    Purchaser shall prepare or cause to be prepared and filed or cause to be filed when due all income Tax Returns that are required to be filed by or with respect to the Subject Companies for taxable years or periods beginning after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Purchaser shall prepare or cause to be prepared and file or cause to be filed when due all Tax Returns (other than with respect to income Tax) that are required to be filed by or with respect to the Subject Companies for all taxable years or periods (whether or not beginning after the Closing Date) and shall remit any Taxes due in respect of such Tax Returns.

(c)    Purchaser shall not, and shall not cause or permit any Subject Company to, without the prior written consent of Seller (which shall not be unreasonably withheld), amend any Tax Return of a Subject Company with respect to a Pre-Closing Tax Period resulting in a Tax for which Seller or its Affiliates would be liable hereunder.

Section 10.3    Tax Claims.

(a)    If a notice of any pending or threatened audit, examination, contest, litigation or other proceeding shall be delivered, or any claim shall be made, by any taxing authority, which, if successful, might result in an indemnity payment to an Indemnified Party, then such Indemnified Party shall give prompt written notice of such claim (a “Tax Claim”) to the Indemnifying Party.

(b)    Seller shall, or shall cause Energenic to, control all Pre-Closing Tax Period income Tax Returns with respect to the Subject Companies.

(c)    Seller shall, or shall cause Energenic to, control all proceedings with respect to any Tax Claim relating to a taxable period or portion thereof beginning on or before the Closing Date. Purchaser shall control all proceedings with respect to any Tax Claim relating to a taxable period or portion thereof beginning after the Closing Date.

Section 10.4    Transfer Taxes.

Notwithstanding any provision of this Agreement to the contrary, all documentary, sales, stamp, recording, use, transfer (real estate or otherwise), registration and other such Taxes and fees (including any penalties and interest thereon) (“Transfer Taxes”) incurred in connection with this Agreement and the Transactions (and deemed transactions) contemplated hereby shall be paid by Purchaser, and Purchaser shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

Section 10.5    Cooperation.

After the Closing Date, each Party shall make available to the other, as reasonably requested, and to any taxing authority in the event requested by the other, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Subject Companies for all periods ending prior to or including the Closing Date and shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof. Purchaser shall prepare and provide to Seller any federal, state, local or foreign Tax information package requested by Seller for its use in preparing (or causing to be prepared) the returns required to be filed by Seller or an Affiliate of Seller. Such Tax information packages shall be completed by Purchaser and provided to Seller within sixty (60) days after the Closing Date. Each Party will compensate the other for the reasonable out‑of‑pocket costs and expenses of providing information, rendering assistance or preparing returns for taxable periods (or portions thereof) for which the other is responsible.

Section 10.6    Refunds.

Purchaser shall promptly pay or cause to be paid to Seller any refund of Taxes (and interest thereon) paid by Seller (or any predecessor or Affiliate thereof) with respect to a Subject Company, which refund is received (or constructively received by way of reduction of a current Tax amount otherwise payable) by Purchaser, any Affiliate of Purchaser, or any Subject Company, but only to the extent that such refund is not the result of an event that occurred after the Closing Date.

ARTICLE XI
SURVIVAL AND INDEMNIFICATION

Section 11.1    Survival.

Subject to Section 11.7, the Parties agree that their respective representations and warranties, covenants and agreements contained in this Agreement shall survive the Closing.

Section 11.2    Indemnification by Seller.

Subject to the other provisions of this Article XI, from and after the Closing Date, Seller shall indemnify and hold harmless and defend the Purchaser Indemnified Parties from and against any and all Losses suffered or incurred by any Purchaser Indemnified Party after the Closing as a result of or arising out of:

(a)    Any breach as of the Closing Date of any representation or warranty (as though made on and as of the Closing Date, except to the extent a representation or warranty is expressly made as of an earlier date, in which case only as of such earlier date) of Seller in Article IV and Section 6.8 of this Agreement; or

(b)    Any breach by Seller of any covenant or agreement made by Seller under this Agreement or any Ancillary Agreement.

Section 11.3    Indemnification by Purchaser.

Subject to the other provisions of this Article XI, from and after the Closing Date, Purchaser shall indemnify and hold harmless the Seller Indemnified Parties from and against any and all Losses suffered or incurred by any Seller Indemnified Party after the Closing as a result of or arising out of:

(a)    Any breach as of the Closing Date of any representation or warranty (as though made on and as of the Closing Date, except to the extent a representation or warranty is expressly made as of an earlier date, in which case only as of such earlier date) of Purchaser in Article VI of this Agreement;

(b)    Any breach by Purchaser of any covenant or agreement of Purchaser under this Agreement or any Ancillary Agreement;

(c)    The ownership or operation of the Subject Companies after the date of Closing; or

(d)    Any refusal or failure by The Board of Trustees of Montclair State University, for any reason or for no reason, to return to Seller the MSU Guarantees and/or confirm in writing that the MSU Guarantees are terminated and no longer enforceable.

Section 11.4    Method of Asserting Claims.

All claims for indemnification by any Indemnified Party under this Article XI shall be asserted and resolved as follows:

(a)    Third Party Claims. If any claim or demand in respect of which an Indemnified Party might seek indemnity under this Article XI is asserted against such Indemnified Party by a third party (a “Third Party Claim”), the Indemnified Party shall give written notice (the “Third Party Claim Notice”) and the details thereof including an estimate of the claimed Losses (if known and quantifiable), copies of all relevant pleadings, documents and information to the Indemnifying Party within a period of thirty (30) days following the assertion of the Third Party Claim against the Indemnified Party (the “Third Party Claim Notice Period”); provided, that the failure to so notify the Indemnifying Party within the Third Party Claim Notice Period shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have actually and materially prejudiced the Indemnifying Party. Within fifteen (15) days after its receipt of the Third Party Claim Notice, the Indemnifying Party shall, in writing, either acknowledge or deny its obligations to indemnify and defend under this Article XI.

(b)    If the Indemnifying Party acknowledges its obligations to indemnify and defend the Indemnified Party against the Third Party Claim within fifteen (15) days after having been notified by the Indemnified Party of the existence of such Third Party Claim, then the Indemnifying Party shall defend such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted to a final conclusion or will be settled, at the discretion of the Indemnifying

Party; provided, however, that the Indemnifying Party shall not enter into any settlement that imposes injunctive or other equitable relief against the Indemnified Party or does not fully and finally release the Indemnified Party from all claims, unless consented to by the Indemnified Party. The Indemnified Party will cooperate fully in such defense, including by making available to the Indemnifying Party all books, records and documents within the Indemnified Party’s control or that it can reasonably obtain relating to the Third Party Claim, and all costs or expenses incurred by it at the request of the Indemnifying Party shall be paid by the Indemnifying Party. The Indemnified Party may, at its cost and expense, at any time to prevent default or protect its interests, file any pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests due to the failure of the Indemnifying Party to diligently defend such Action. The Indemnified Party, at its expense, may participate in, but not control (except as provided in the subsequent paragraph), any defense or settlement of any Third Party Claim conducted by the Indemnifying Party pursuant to this Section 11.4(b).

(c)    Notwithstanding anything herein to the contrary (other than Section 11.4(f)), the Indemnifying Party shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnified Party) and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi‑criminal proceeding, Action, indictment, allegation or investigation; (2) the claim seeks an injunction or equitable relief against the Indemnified Party; (3) the Indemnifying Party fails to acknowledge its obligations to indemnify and defend the Indemnified Party against the Third Party Claim within the fifteen (15) day time period; (4) the named parties to any such suit, Action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and in the reasonable judgment of outside counsel to the Indemnified Party, representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inadvisable due to actual or potential differing defenses or conflicts of interests between them that make joint representation inappropriate; or (5) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to take reasonable steps to diligently prosecute or defend such Third Party Claim.

(d)    Other Claims. A claim for indemnification for any matter not involving an Action brought pursuant to a Third Party Claim (a “Direct Claim”) may be asserted by written notice to the Indemnifying Party. The Indemnifying Party shall have fifteen (15) days following receipt of notice of the Direct Claim to make such investigation of the Direct Claim as the Indemnifying Party reasonably considers necessary or appropriate. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Direct Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree, at or prior to the expiration of such fifteen (15) day period (or any mutually agreed upon extension thereof), to the validity and amount of such Direct Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed-upon amount of the Direct Claim. No Indemnified Parties shall undertake or cause to be undertaken or allow any removal, remedial or response action with respect to which any Indemnified Parties may be entitled to indemnification without providing reasonable prior written notice to the Indemnifying Party.

(e)    Tax Claims. Notwithstanding the above provisions of this Section 11.4, the procedures set forth in Section 10.3, and not the provisions set forth in the above provisions of Section 11.4, shall govern audits and administrative and judicial proceedings with respect to Taxes.

Section 11.5    Limitations on Indemnification.

(a)    No Purchaser Indemnified Party shall be entitled to make an indemnity claim, either individually or together with other related indemnity claims arising out of the same event, facts or circumstances, for any Losses not exceeding Ten Thousand Dollars ($10,000) in the aggregate for such claim or series of related claims.

(b)    The limitations set forth in this Section 11.5 shall not apply to the Fundamental Representations or any Losses resulting from fraud, gross negligence, or willful misconduct.

(c)     No claim may be made by an Indemnified Party for indemnification pursuant to this Article XI, if such Indemnified Party had knowledge of the falsity, breach or inaccuracy of the applicable representation or warranty prior to the Closing Date.

Section 11.6    Time Limits on Claims.

(a)    Other than in the event of fraud, gross negligence or willful misconduct and with the exception of the Fundamental Representations, no claim or Action may be brought under this Article XI hereto for breach of a representation or warranty more than twenty-four (24) months following the Closing Date. Any claim for breach of a representation or warranty (other than a Fundamental Representation) not made within the foregoing relevant time period shall expire and be forever barred thereafter.

(b)    For the avoidance of doubt, the specific indemnification provided in Section 11.3(c) shall not be subject to any time limitation.

Section 11.7    Tax Effect; Insurance Proceeds.

The liability of the Indemnifying Party with respect to any Loss shall be reduced by the Tax benefit actually realized and any insurance proceeds received (whether pursuant to or as a result of Section 7.7(b) or otherwise) by the Indemnified Party as a result of any such Losses and shall include any Tax detriment actually suffered by the Indemnified Party as a result of such Losses. Without limitation to the foregoing, no Party shall be entitled to recover Losses from the other under this Article XI to the degree that the affected Indemnified Party has already been made whole and such indemnifiable Losses would constitute double recovery of amounts already paid (directly or indirectly) to such Indemnified Party, pursuant to this Article XI or by third parties. If an Indemnified Party recovers an amount from a third party in respect of a Loss that is the subject of indemnification hereunder after all or a portion of such Loss has been paid by an Indemnifying Party pursuant to this Article XI, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Loss, plus the amount received from the third party in respect thereof, over (ii) the full amount of such Loss (including all costs and expenses (including reasonable attorney's fees) incurred by the Indemnified Party in recovering such amounts from a third party in respect of such Loss).

Section 11.8    Tax Treatment of Indemnification Payments.

Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any comparable provision of Applicable Law), Purchaser, the Seller and their respective Affiliates shall treat any and all indemnification payments under this Article XI as an adjustment to the Purchase Price for all Tax purposes. Any indemnification payments made by the Seller under this

Article XI shall be allocated to the applicable Subject Company Equity Interests which directly or indirectly represent an Equity interest in the Subject Company that gave rise to the Loss resulting in the indemnification payment.

ARTICLE XII
MISCELLANEOUS

Section 12.1    Fees and Expenses.

All costs and expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the Transactions shall be paid by the Party incurring such expenses, except as specifically provided to the contrary in this Agreement; provided, that Purchaser will pay for any Transfer Taxes pursuant to Section 10.4 and any and all costs and fees in connection with obtaining any third party consents required to consummate the transactions contemplated hereunder.

Section 12.2    Specific Performance.

Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled pursuant hereto.

Section 12.3    Further Assurances.

In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, including taking the actions set forth on Schedule 12.3.

Section 12.4    Amendments.

This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the Parties expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

Section 12.5    Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by email with confirmation of transmission, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or email addresses and marked to the attention of the individual designated below (or to such other address, or individual as a Party may designate by notice to the other Parties):

IF TO ENERGENIC:	Energenic-US, LLC
5429 Harding Highway
Building 500

Mays Landing, NJ 08330

Attn: Frank E. DiCola
Telephone: 609-837-8099
Email: fdicola@dcoenergy.com

COPY TO:	One North White Horse Pike
Second Floor
Hammonton, NJ 08037

Attention: David Robbins, Jr.
Telephone: (609) 561-9000 ext. 6903
Email: drobbins@sjindustries.com

IF TO PURCHASER:	DCO Energy, LLC
5429 Harding Highway
Building 500
Mays Landing, NJ 08330

Attn: Frank E. DiCola, CEO and President
Telephone: 609-837-8099
Email: fdicola@dcoenergy.com

COPY TO (which shall	DCO Energy, LLC
not constitute notice):                100 Lenox Drive
Suite 100
Lawrenceville, NJ 08648
Attn: Michael D. Jingoli, Secretary
Telephone: 609-896-3111
Email: mjingoli@jingoli.com

AND

DCO Energy, LLC
100 Lenox Drive
Suite 100
Lawrenceville, NJ 08648
Attn: Glenn A Clouser, Esq., General Counsel
Telephone: 609-896-3111
Email: gclouser@jingoli.com

IF TO SELLER:	Marina Energy, LLC
One North White Horse Pike
Second Floor
Hammonton, NJ 08037

Attention: David Robbins, Jr., President
Telephone: (609) 561-9000 ext. 6903
Email: drobbins@sjindustries.com

COPY TO (which shall	South Jersey Industries, Inc.

not constitute notice):	One North White Horse Pike
Hammonton, NJ 08037

Attention: Jennifer L. Wnek, Esq.
Director of Legal Affairs
Telephone: (609) 561-9000 x 4497
Email: jwnek@sjindustries.com

Any Party may change the address to which notices to it are to be sent by giving notice of such change to the other Parties in accordance with this Section 12.5.

Section 12.6    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered (including emailed PDF delivery) to the other Parties.

Section 12.7    Entire Agreement; Successors and Assigns; No Third Party Beneficiaries.

This Agreement, the Exhibits and Schedules hereto, the Ancillary Agreements and the agreements, documents and instruments delivered pursuant to the foregoing contain the final, complete and exclusive statement of the agreement between the Parties with respect to the Transactions and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are superseded hereby. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Except as set forth in Sections 11.2 and 11.3, this Agreement shall not confer any rights or benefits upon any Person other than the Parties and their respective successors and permitted assigns.

Section 12.8    Severability.

Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 12.9    Governing Law.

This Agreement shall be construed, interpreted, enforced and governed by and under the laws of the State of New Jersey without regard to its choice of law rules.

Section 12.10    Dispute Resolution.

(a)    Litigation. Any and all differences, controversies, claims or disputes of any nature whatsoever arising out of or relating to this Agreement, including the interpretation, application, execution, breach, termination or invalidity thereof (each, a “Dispute”), if not resolved through negotiations or voluntary mediation, must be resolved through litigation.

(b)    Negotiations. Prior to resorting to litigation, the Parties to a Dispute shall negotiate in good faith and attempt to resolve amicably any such Dispute. The Party wishing to initiate negotiations shall send the other relevant Party a notice of negotiation, briefly identifying the object of the Dispute. If the Parties fail to resolve a Dispute within thirty (30) days of receipt of such notice of negotiation, each Party shall then have the right to serve a written notice of intent to mediate on the other Party, unless the Parties to a Dispute agree in writing to extend such thirty (30)-day negotiation period.

(c)    Mediation. Mediation shall be mutually agreed upon, and, if so agreed, shall be conducted by a neutral mediator mutually acceptable to the Parties and the mediation shall be non-binding.

Section 12.11    Venue; Waiver of Jury Trial.

(a)    Venue. With respect to any litigation that is initiated by either Party, the Parties hereby irrevocably submit to the exclusive jurisdiction of any state or federal court in the State of New Jersey, and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY.

Section 12.12    Time of Essence.

Each of the Parties hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 12.13    Extension; Waiver.

At any time prior to the Closing Date, either Party , may (a) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as the case may be, (b) waive any inaccuracies in the representations and warranties of the other party or parties, as the case may be, contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other Party, as the case may be, with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such Party. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 12.14    Assignability.

Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise)

without the prior written consent of the other Parties; provided, however, that Seller may assign those portions of this Agreement relating to it or any of its Affiliates in connection with any legal restructuring or the sale of such Person or a substantial portion of its assets; provided, that each such assignee is capable of performing the assignor’s obligations and agrees in writing (a copy of which is delivered to Purchaser) to be bound by this Agreement. In the event that a Subject Company or any of its successors assigns desires to (a) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) transfer or convey all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of the covenants contained herein, the Seller shall cause such Subject Company to make proper provision so that the successors and assigns of such Subject Company shall succeed to the obligations set forth in this Agreement and none of the actions described in clauses (a) or (b) shall be taken until such provision is made. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 12.15    Exhibits and Schedules.

Each Exhibit and Schedule hereto referred to in this Agreement is hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes. The inclusion of any information in any Schedule or other document delivered by Seller pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party, as of the date first above written.

ENERGENIC:

ENERGENIC-US, LLC

By:
Name: Frank E. DiCola
Title: Executive Committee Member

By:
Name: David Robbins, Jr.
Title: Executive Committee Member

PURCHASER:

DCO ENERGY, LLC

By:
Name: Frank E. DiCola
Title: CEO and President

SELLER:

MARINA ENERGY, LLC

By:
Name: David Robbins, Jr.
Title: President

[A1 – DCO Equity Distribution and Purchase Agreement]

Exhibit A
Form of HSS1-DCO Operations Purchase and Sale Agreement

[Attached]

CPAM: 8677583.1

Exhibit B
Form of Purchase Money Note

[Attached]

2

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Exhibit C
Form of Purchase Money Security Agreement

[Attached]

3

CPAM: 8677583.1

Exhibit D
Form of Pledge and Security Agreement

[Attached]

4

CPAM: 8677583.1

Exhibit E
Form of Guaranty

[Attached]

5

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Exhibit F
Service Agreement Rate Schedule

Name	Title	Rate
Margo Carr	Environmental Engineer	$85/hour
Brandon Murdock	Manager, Fuel Procurement	$95/hour
Sean Toner	Supervisor, Energy & Performance Management	$65/hour

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CPAM: 8677583.1

Exhibit G
Form of Instrument of Transfer

INSTRUMENT OF TRANSFER
This INSTRUMENT OF TRANSFER dated as of December 31, 2015 (this “Agreement”) is by and between DCO ENERGY, LLC, a New Jersey limited liability company (“DCO”), and MARINA ENERGY LLC, a New Jersey limited liability company (“Marina”). DCO and Marina are referred to herein collectively as the “Parties” and individually as a “Party.”
WHEREAS, Marina is a member of the limited liability companies listed on Annex A attached hereto (the “Subject Companies”), and owns the membership interests of the Subject Companies set forth in Annex A attached hereto (this “Subject Company Interests”);

WHEREAS, the Parties are party to an Equity Distribution and Purchase Agreement dated December 30, 2015 (the “DCO Purchase Agreement”), under which Marina has agreed to sell to DCO, and DCO has agreed to acquire from Marina, the Subject Company Interests;

WHEREAS, Marina desires to transfer and assign the Subject Company Interests to DCO, and DCO desire to accept, receive and assume the Subject Company Interests according to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.Transfer.

a.	Marina hereby transfers and assigns unto DCO all of its rights, obligations, title and interest in and to the Subject Company Interests as of the date hereof.

b.	Marina hereby irrevocably instructs each of the Subject Companies to transfer to DCO such Subject Company Interests on the books of the such Subject Company.

c.	DCO hereby accepts, receives and assumes all of Marina's rights, obligations, title and interest in and to such Subject Company Interests as of the date hereof.

2.Effectiveness. The assignment and transfer evidenced hereby shall become effective on the date hereof upon the execution and delivery of this Agreement by all Parties.

3.Notice and Payment Address. DCO hereby designates to each Subject Company that its address for any notices and payments shall be as follows:

DCO Energy, LLC
5429 Harding Highway
Building 500
Mays Landing, NJ 08330
Attn: Frank E. DiCola, CEO and President

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Telephone: 609-837-8099
Email: fdicola@dcoenergy.com

4.Governing Law.

a.
With respect to the Subject Company Interests identified in row 1 of Annex A, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of law provisions thereof.

b.
With respect to the Subject Company Interests identified in row 2 of Annex A, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof.

c.
With respect to the Subject Company Interests identified in rows 3-7 of Annex A, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the conflicts of law provisions thereof.

5.Counterparts. This Agreement may be executed through the use of separate signature pages (including originals, by facsimile or by email of a scanned copy of the signature page in PDF format) or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

[Signatures follow]

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CPAM: 8677583.1

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

MARINA ENERGY, LLC

By:
Name: David Robbins, Jr.
Title: President

DCO ENERGY, LLC

By:
Name: Frank E. DiCola
Title: CEO and President

[C3 – Instrument of Transfer by Marina to DCO]

Annex A to Instrument of Transfer
Subject Companies and Subject Company Interests

	Subject Company	Jurisdiction of Formation of Subject Company	Subject Company Interests
1	CC Landfill Energy LLC	Nevada	50%
2	FC Landfill Energy LLC	Delaware	50%
3	HSC Fuel Cell 1 LLC	New Jersey	50%
4	PPB Energy Partners LLC	New Jersey	50%
5	UMM Energy Partners LLC	New Jersey	50%
6	WC Landfill Energy LLC	New Jersey	50%
7	HSC Energy Partners, LLC	New Jersey	49.5%

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Exhibit H
Form of Omnibus Agreement on Intercompany Debt Transactions

OMNIBUS AGREEMENT ON
INTERCOMPANY DEBT TRANSACTIONS

This Omnibus Agreement on Intercompany Debt Transactions (the "Agreement") is made and entered into this 31st day of December, 2015 (the "Effective Date") by and among Marina Energy, LLC, a New Jersey limited liability company ("Marina"), DCO Energy, LLC, a New Jersey limited liability company ("DCO"), Energenic-US, LLC, a Delaware limited liability company ("Energenic"), DCO Operations-Hartford, LLC, a New Jersey limited liability company ("DCOOH"), ACI Energy Partners, LLC, a New Jersey limited liability company ("ACI"), FC Landfill Energy, LLC, a Delaware limited liability company ("FCLE"), PPB Energy Partners, LLC, a New Jersey limited liability company ("PPB"), UMM Energy Partners, LLC, a New Jersey limited liability company ("UMM"), WC Landfill Energy, LLC, a New Jersey limited liability company ("WCLE"), HSC Fuel Cell 1, LLC, a New Jersey limited liability company ("HSCFC"), AC Landfill Energy LLC, a New Jersey limited liability company ("ACLE"), MCS Energy Partners, LLC, a New Jersey limited liability company ("MCS"), SBS Energy Partners, LLC, a New Jersey limited liability company ("SBS"), SC Landfill Energy, LLC, a New Jersey limited liability company ("SCLE"), and SX Landfill Energy, LLC, a New Jersey limited liability company ("SXLE" and together with foregoing parties, the "Parties", and each one of the foregoing, a "Party").

RECITALS

1.	Marina-DCO Loan.

WHEREAS, DCO issued a note to Marina on December 31, 2013 in the principal amount of $7,881,455.00 (the "LVE Loan Agreement");

WHEREAS, Marina, DCO and Energenic entered into an Equity Distribution and Purchase Agreement as of December 30, 2015 (the "Purchase Agreement"), pursuant to which Marina has agreed to sell to DCO certain equity interests and DCO has agreed to pay for such equity interests by issuing a note dated the day hereof (the "Purchase Money Note");

WHEREAS, in connection with the closing of the Purchase Agreement (the "Closing"), DCO has satisfied its obligation to pay any amount of debt outstanding on the Effective Date under the LVE Note Agreement by including such amount in the principal amount of the Purchase Money Note, and therefore Marina and DCO wish to terminate the LVE Loan Agreement;

2.	Marina-Energenic Revolver.

WHEREAS, Marina and Energenic are party to a Revolving Credit Note and Security Agreement dated June 24, 2013 regarding a revolving credit facility to be extended by Marina to Energenic in an outstanding aggregate amount not to exceed $10,000,000 (the "Revolver Agreement"), and DCO has guaranteed 50% of Energenic’s obligations thereunder pursuant to a Guaranty dated June 24, 2013 (the "DCO Revolver Guarantee");

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WHEREAS, Energenic wishes to delegate 50% of its obligations under the Revolver Agreement to each of Marina and DCO, and each of Marina and DCO wishes to assume such obligations;

WHEREAS, following the delegation and assumption of 50% of Energenic’s obligations under the Revolver Agreement to Marina, Marina (in its capacity as the lender under the Revolver Agreement) wishes to release itself (in its capacity as assignee of the borrower under the Revolver Agreement) from its obligations under the Revolver Agreement, and to terminate the Revolver Agreement as between Marina (as lender) and Marina (as borrower);

WHEREAS, following the delegation and assumption of 50% of Energenic’s obligations under the Revolver Agreement to DCO, and in connection with the Closing, DCO has satisfied its obligation to pay any amount of debt outstanding on the Effective Date under the Revolver Agreement by including such amount in the principal amount of the Purchase Money Note, and therefore Marina and DCO wish to terminate the Revolver Agreement as between themselves and to terminate the DCO Revolver Guarantee;

3.	Fuel Cell Loans.

WHEREAS, Marina and Energenic are party to the Term Credit Note and Security Agreement dated January 10, 2014 regarding a term credit facility to be extended by Marina to Energenic in an aggregate amount not to exceed $9,000,000 (the "Fuel Cell Loan Agreement") and DCO has guaranteed 50% of Energenic’s obligations thereunder pursuant to a Guaranty dated January 10, 2014 (the "DCO Fuel Cell Guarantee");

WHEREAS, Energenic and HSCFC are party to the Amended Term Loan Agreement dated January 10, 2014, as amended by First Amendment to the Term Loan Note Agreement dated March 31, 2014, regarding a term credit facility to be extended by Energenic to HSCFC in an outstanding aggregate amount not to exceed $9,000,000 (the "HSCFC Loan Agreement");

WHEREAS, HSCFC wishes to delegate 100% of its obligations under the HSCFC Loan Agreement to DCO, and DCO wishes to assume such obligations;

WHEREAS, Energenic wishes to assign 100% of its rights under the HSCFC Loan Agreement to DCO, and DCO wishes to assume such rights;

WHEREAS, Energenic wishes to delegate 100% of its obligations under the Fuel Cell Loan Agreement to DCO, and DCO wishes to assume such obligations;

WHEREAS, following the delegations and assumptions of the HSCFC Loan Agreement and the Fuel Cell Loan Agreement set forth above, DCO (in its capacity as the lender under the HSCFC Loan Agreement) wishes to release itself (in its capacity as assignee of the borrower under the HSCFC Loan Agreement) from its obligations under the HSCFC Loan Agreement, and to terminate the HSCFC Loan Agreement;

WHEREAS, following the delegation of 100% of Energenic’s obligations under the Fuel Cell Loan Agreement to DCO, and in connection with the Closing, DCO has satisfied its obligation to pay any amount of debt outstanding on the Effective Date under the Fuel Cell Loan Agreement by

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CPAM: 8677583.1

including such amount in the principal amount of the Purchase Money Note, and therefore Marina and DCO wish to terminate the Fuel Cell Loan Agreement and the DCO Fuel Cell Guarantee;

4.	FCLE Loan.

WHEREAS, Energenic (as assignee of Marina) and FCLE and party to the Amended Term Loan Note Agreement dated March 30, 2011 for a loan to be extended by Energenic to FCLE in the amount of $3,672,808.15 (the "FCLE Loan Agreement") and the Amended Security Agreement dated March 30, 2011 to secure Energenic’s rights under the FCLE Loan Agreement (the "FCLE Security Agreement");

WHEREAS, Energenic wishes to assign 100% of its rights under the FCLE Loan Agreement and the FCLE Security Agreement to Marina, and Marina wishes to assume such rights;

WHEREAS, FCLE wishes to delegate 100% of its obligations under the FCLE Loan Agreement and the FCLE Security Agreement to DCO, and DCO wishes to assume such obligations;

WHEREAS, following the delegation of 100% of FCLE’s obligations under the FCLE Loan Agreement to DCO, and in connection with the Closing, DCO has satisfied its obligation to pay any amount of debt outstanding on the Effective Date under the FCLE Loan Agreement by including such amount in the principal amount of the Purchase Money Note, and therefore Marina and DCO wish to terminate the FCLE Loan Agreement and the FCLE Security Agreement;

5.	DCO Operations-Energenic Loan.

WHEREAS, DCOOH and Energenic are party to the Term Loan Agreement and Note dated April 1, 2015, as amended by the First Amendment to the Term Loan Agreement and Note dated November 6, 2015, regarding a loan to be extended by DCOOH to Energenic in the amount of $1,250,000 (the "DCOOH Loan Agreement");

WHEREAS, DCOOH wishes to assign 100% of its rights under the DCOOH Loan Agreement to Marina, and Marina wishes to assume such rights;

WHEREAS, Energenic wishes to delegate 50% of its obligations under the DCOOH Loan Agreement to each of Marina and DCO, and each of Marina and DCO wish to assume such obligations;

WHEREAS, following the delegation and assumption contemplated in the immediately preceding preamble, Marina (in its capacity as assignee of the lender under the DCOOH Loan Agreement) wishes to release itself (in its capacity as assignee of the borrower under the DCOOH Loan Agreement) from its obligations under the DCOOH Loan Agreement, and to terminate the DCOOH Loan Agreement as between Marina (as lender) and Marina (as borrower);

WHEREAS, following the delegation of 50% of Energenic’s obligations under the DCOOH Loan Agreement to DCO, and in connection with the Closing, DCO has satisfied its obligation to pay any amount of debt outstanding on the Effective Date under the DCOOH Loan Agreement by including such amount in the principal amount of the Purchase Money Note, and therefore Marina and DCO wish to terminate the DCOOH Loan Agreement as between themselves;

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6.	MCS and SBS Loans.

WHEREAS, Energenic (as assignee of Marina) and SBS are party to the Amended Term Loan Note Agreement dated March 28, 2011 for a loan to be extended by Energenic to SBS in the amount of $11,878,790.03 (the "SBS Loan Agreement") and the Amended Security Agreement dated March 28, 2011 to secure Energenic’s rights under the SBS Loan Agreement (the "SBS Security Agreement");

WHEREAS, Energenic (as assignee of Marina) and MCS are party to the Amended Term Loan Note Agreement dated March 28, 2011 for a loan to be extended by Energenic to SBS in the amount of $10,989,347.17 (the "MCS Loan Agreement") and the Amended Security Agreement dated March 28, 2011 to secure Energenic’s rights under the MCS Loan Agreement (the "MCS Security Agreement");

WHEREAS, Energenic wishes to assign 100% of its rights under the SBS Loan Agreement, the SBS Security Agreement, the MCS Loan Agreement, and the MCS Security Agreement (collectively, the "MCS-SBS Agreements") to Marina, and Marina wishes to assume such rights;

7.	ACI Loans.

WHEREAS, Marina and Energenic are party to the Promissory Note and Security Agreement dated December 31, 2012 regarding a loan to be extended by Marina to Energenic in the principal sum of up to $104,327,703 (the "Omnibus Loan Agreement") to finance loans to be extended by Energenic to each of ACI, PPB, FCLE, UMM, SBS, SXLE, SCLE, ACLE, WCLE and MCS; and DCO has guaranteed 50% of Energenic’s obligations thereunder pursuant to a Guaranty dated December 31, 2012 (the "DCO Omnibus Guarantee");

WHEREAS, Energenic (as assignee of Marina) and ACI are party to the Amended Term Loan Note Agreement dated October 25, 2011 for a loan to be extended by Energenic to ACI in the amount of $19,000,000.00 (the "ACI Loan Agreement") and the Amended Security Agreement dated October 25, 2011 to secure Energenic’s rights under the ACI Loan Agreement (the "ACI Security Agreement");

WHEREAS, Marina, Energenic, ACI, PPB, FCLE, UMM, SBS, SXLE, SCLE, ACLE, WCLE and MCS wish to terminate the Omnibus Loan Agreement except with respect to the rights, obligations and interests with respect to ACI;

WHEREAS, the Parties wish for the ACI Loan Agreement, the ACI Security Agreement, and the DCO Omnibus Guarantee to survive;

8.	Zero Balance Intercompany Loans.

WHEREAS, Energenic (as assignee of Marina) and ACLE are party to the Amended Term Loan Note Agreement dated December 23, 2010 for a loan to be extended by Energenic to ACLE in the amount of $4,310,273.44 (the "ACLE Loan Agreement"), and the Amended Security Agreement dated December 23, 2010 to secure Energenic’s rights under the ACLE Loan Agreement (the "ACLE Security Agreement");

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WHEREAS, Energenic (as assignee of Marina) and SCLE are party to the Amended Term Loan Note Agreement dated March 30, 2011 for a loan to be extended by Energenic to SCLE in the amount of $2,305,882.66 (the "SCLE Loan Agreement"), and the Amended Security Agreement dated March 30, 2011 to secure Energenic’s rights under the SCLE Loan Agreement (the "SCLE Security Agreement");

WHEREAS, Energenic (as assignee of Marina) and SXLE are party to the Amended Term Loan Note Agreement dated August 18, 2011 for a loan to be extended by Energenic to SXLE in the amount of $4,049,208.67 (the "SXLE Loan Agreement"), and the Amended Security Agreement dated August 18, 2011 to secure Energenic’s rights under the SXLE Loan Agreement (the " SXLE Security Agreement");

WHEREAS, Energenic (as assignee of Marina) and PPB are party to the Amended Term Loan Note Agreement dated December 23, 2009 for a loan to be extended by Energenic to PPB in the amount of $9,375,000.00 (the "PPB Loan Agreement"), and the Amended Security Agreement dated December 23, 2009 to secure Energenic’s rights under the PPB Loan Agreement (the "PPB Security Agreement");

WHEREAS, Energenic (as assignee of Marina) and UMM are party to the Amended Term Loan Note Agreement dated October 25, 2011 for a loan to be extended by Energenic to UMM in the amount of $31,500,000.00 (the "UMM Loan Agreement"), and the Security Agreement dated October 25, 2011 to secure Energenic’s rights under the UMM Loan Agreement (the "UMM Security Agreement");

WHEREAS, Energenic (as assignee of Marina) and WCLE are party to the Amended Term Loan Note Agreement dated August 31, 2011 for a loan to be extended by Energenic to WCLE in the amount of $3,046,540.23 (the "WCLE Loan Agreement"), and the Amended Security Agreement dated August 31, 2011 to secure Energenic’s rights under the WCLE Loan Agreement (the "WCLE Security Agreement");

WHEREAS, there is no balance outstanding under the ACLE Loan Agreement, the SCLE Loan Agreement, the SXLE Loan Agreement, the PPB Loan Agreement, the UMM Loan Agreement, and the WCLE Loan Agreement (collectively, the "Zero Balance Loan Agreements"), each of Energenic, ACLE, SCLE, SXLE, PPB, UMM, and WCLE wishes to terminate the Zero Balance Agreements, and also terminate the ACLE Security Agreement, the SCLE Security Agreement, the SXLE Security Agreement, the PPB Security Agreement, the UMM Security Agreement, and the WCLE Security Agreement (collectively, the "Zero Balance Security Agreements");

9.     Loans Converting into Equity.

WHEREAS, Energenic has extended certain loans to certain of the other Parties that are 100% subsidiaries of Energenic, and Energenic wishes to convert those loans into additional equity in such Parties;

NOW, THEREFORE, in consideration of the covenants and mutual obligations herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Marina-DCO Loan.

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Marina hereby confirms receipt on the Effective Date of the outstanding debt amount under the LVE Loan Agreement in the form of an incremental principal amount reflected in the Purchase Money Note. The LVE Loan Agreement is hereby terminated, and is of no further force and effect. Each of Marina and DCO hereby releases each other from any and all claims of any nature that it may have had under the LVE Loan Agreement.

2.	Marina-Energenic Revolver.

a.
50% of Energenic’s rights, obligations and responsibilities under the Revolver Agreement are hereby assigned and transferred to each of Marina and DCO. Each of Marina and DCO hereby agrees to assume 50% of Energenic's obligations and agreements under the Revolver Agreement, and shall be entitled to all of Energenic's rights and remedies under the Revolver Agreement. Marina hereby consents to such assignment and assumption.

b.
Marina (in its capacity as the lender under the Revolver Agreement) hereby releases itself (in its capacity as borrower under the Revolver Agreement). The Revolver Agreement is hereby terminated, and is of no further force and effect, as between Marina (in its capacity as the lender under the Revolver Agreement) and Marina (in its capacity as borrower under the Revolver Agreement).

c.
Marina hereby confirms receipt of the outstanding debt amount owed as of the Effective Date by DCO under the Revolver Agreement in the form of an incremental principal amount reflected in the Purchase Money Note. The Revolver Agreement and the DCO Revolver Guarantee are hereby terminated, and are of no further force and effect. Each of Marina and DCO hereby releases each other from any and all claims of any nature that it may have had under the Revolver Agreement or the DCO Revolver Guarantee.

3.	Fuel Cell Loans.

a.
100% of HSCFC’s obligations and responsibilities under the HSCFC Loan Agreement are hereby delegated and transferred to DCO. DCO hereby agrees to assume 100% of HSCFC's obligations and agreements under the HSCFC Loan Agreement, and shall be entitled to all of HSCFC's rights and remedies under the HSCFC Loan Agreement. Energenic hereby consents to such assignment and assumption.

b.
100% of Energenic’s rights under the HSCFC Loan Agreement are hereby assigned and transferred to DCO. DCO hereby agrees to assume 100% of Energenic's obligations and agreements under the HSCFC Loan Agreement, and shall be entitled to all of Energenic's rights and remedies under the HSCFC Loan Agreement. HSCFC hereby consents to such assignment and assumption.

c.
100% of Energenic’s obligations and responsibilities under the Fuel Cell Loan Agreement are hereby delegated and transferred to DCO. DCO hereby agrees to assume 100% of Energenic's obligations and agreements under the Fuel Cell Loan Agreement, and shall be entitled to all of Energenic's rights and remedies under the Fuel Cell Loan Agreement. Marina hereby consents to such assignment and assumption.

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CPAM: 8677583.1

d.
DCO (in its capacity as the lender under the HSCFC Loan Agreement) hereby releases itself (in its capacity as borrower under the HSCFC Loan Agreement). The HSCFC Loan Agreement is hereby terminated, and is of no further force and effect, as between DCO (in its capacity as the lender under the HSCFC Loan Agreement) hereby releases itself (in its capacity as borrower under the HSCFC Loan Agreement).

e.
Marina hereby confirms receipt of the outstanding debt amount owed as of the Effective Date by DCO under the Fuel Cell Loan Agreement in the form of an incremental principal amount reflected in the Purchase Money Note. The Fuel Cell Loan Agreement and the DCO Fuel Cell Guarantee are hereby terminated, and are of no further force and effect. Each of Marina and DCO hereby releases each other from any and all claims of any nature that it may have had under the Fuel Cell Loan Agreement or the DCO Fuel Cell Guarantee.

4.	FCLE Loan.

a.
100% of Energenic’s rights, obligations and responsibilities under the FCLE Loan Agreement and the FCLE Security Agreement are hereby assigned and transferred to Marina. Marina hereby agrees to assume 100% of Energenic's obligations and agreements under the FCLE Loan Agreement and FCLE Security Agreement, and shall be entitled to all of Energenic's rights and remedies under the FCLE Loan Agreement and the FCLE Security Agreement. FCLE hereby consents to such assignment and assumption.

b.
100% of FCLE’s obligations and responsibilities under the FCLE Loan Agreement and the FCLE Security Agreement are hereby delegated and transferred to DCO. DCO hereby agrees to assume 100% of FCLE's obligations and agreements under the FCLE Loan Agreement and FCLE Security Agreement, and shall be entitled to all of FCLE's rights and remedies under the FCLE Loan Agreement and the FCLE Security Agreement. Marina hereby consents to such assignment and assumption.

c.
Marina hereby confirms receipt of the outstanding debt amount owed as of the Effective Date by DCO under the FCLE Loan Agreement in the form of an incremental principal amount reflected in the Purchase Money Note. The FCLE Loan Agreement and the FCLE Security Agreement are hereby terminated, and are of no further force and effect. Each of Marina and DCO hereby releases each other from any and all claims of any nature that it may have had under the FCLE Loan Agreement and the FCLE Security Agreement.

5.	DCO Operations-Energenic Loan.

a.
100% of DCOOH’s rights, obligations and responsibilities under the DCOOH Loan Agreement are hereby assigned and transferred to Marina. Marina hereby agrees to assume 100% of DCOOH's obligations and agreements under the DCOOH Loan Agreement, and shall be entitled to all of DCOOH's rights and remedies under the DCOOH Loan Agreement. Energenic hereby consents to such assignment and assumption.

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CPAM: 8677583.1

b.
50% of Energenic’s obligations and responsibilities under the DCOOH Loan Agreement are hereby delegated and transferred to each of Marina and DCO. Each of Marina and DCO hereby agrees to assume 50% of Energenic's obligations and agreements under the DCOOH Loan Agreement, and shall be entitled to all of Energenic's rights and remedies under the DCOOH Loan Agreement. Marina hereby consents to such assignment and assumption.

c.
Marina (in its capacity as the lender under the DCOOH Loan Agreement) hereby releases itself (in its capacity as borrower under the DCOOH Loan Agreement). The DCOOH Loan Agreement is hereby terminated, and is of no further force and effect, as between Marina (in its capacity as the lender under the DCOOH Loan Agreement) hereby releases itself (in its capacity as borrower under the DCOOH Loan Agreement).

d.
Marina hereby confirms receipt of the outstanding debt amount owed as of the Effective Date by DCO under the DCOOH Loan Agreement in the form of an incremental principal amount reflected in the Purchase Money Note. The DCOOH Loan Agreement is hereby terminated, and is of no further force and effect. Each of Marina and DCO hereby releases each other from any and all claims of any nature that it may have had under the DCOOH Loan Agreement.

6.	MCS and SBS Loans.

100% of Energenic’s rights, obligations and responsibilities under the MCS-SBS Agreements are hereby assigned and transferred to Marina. Marina hereby agrees to assume 100% of Energenic's obligations and agreements under the MCS-SBS Agreements, and shall be entitled to all of Energenic's rights and remedies under the MCS-SBS Agreements. SBS and MCS hereby consent to such assignment and assumption.

7.	ACI Loans.

The Omnibus Loan Agreement is hereby terminated, and is of no further force and effect, except with respect to the rights, obligations and interests with respect to ACI. Each of Marina, Energenic, PPB, FCLE, UMM, SBS, SXLE, SCLE, ACLE, WCLE and MCS hereby releases each other from any and all claims of any nature that it may have had under the Omnibus Loan Agreement. All Parties acknowledge and agree that the ACI Loan Agreement, the ACI Security Agreement, and the DCO Omnibus Guarantee shall survive the Closing.

8.	Zero Balance Intercompany Loans.

Each of the Zero Balance Loan Agreements and the Zero Balance Security Agreements is hereby terminated, and are of no further force and effect. Each of Energenic, ACLE, SCLE, SXLE, PPB, UMM, and WCLE hereby releases each other from any and all claims of any nature that it may have had under any of the Zero Balance Loan Agreements or Zero Balance Security Agreements.

9.	Loans Converting into Equity.

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CPAM: 8677583.1

Energenic hereby directs the following Parties, which are 100% subsidiaries of Energenic, to convert, prior to the Closing Date, the following outstanding loans by Energenic into additional equity in such Parties:

a.	Loan from Energenic to ACLE in the amount of $5,769,191

b.	Loan from Energenic to BCLE in the amount of $3,535,777

c.	Loan from Energenic to MCS in the amount of $1,694,509

d.	Loan from Energenic to SBS in the amount of $416,954

e.	Loan from Energenic to SCLE in the amount of $1,153,586

f.	Loan from Energenic to SXLE in the amount of $1,480,548

g.	Loan from Energenic to CCLE in the amount of $5,621,703

h.	Loan from Energenic to FCLE in the amount of $2,432,062

i.	Loan from Energenic to WCLE in the amount of $1,176,305

10.	Further Action.

Each Party shall execute and deliver such further releases, instruments, agreements and writings and do and perform, and cause to be done and performed, such further acts as any other Party shall reasonably request to evidence the satisfaction of the obligations under this Agreement.

11.	Binding Effect.

This Agreement shall be binding upon the Parties and upon their principals, officers, elected or appointed officials, directors, heirs, administrators, representatives, executors, successors, predecessors, and assigns, and shall inure to the benefit of the Parties and to their principals, officers, elected or appointed officials, directors, heirs, administrators, representatives, executors, successors, predecessors and assigns.

12.	Authorization to Execute.

Each Party expressly warrants that it (i) has full authority to execute this Agreement and has obtained all approvals and consents necessary for the execution and performance of this Agreement, and (ii) is not breaching or interfering with any agreement, right or obligation to any person or entity by entering into and performing this Agreement.

13.	Severability.

Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

14.	Entire Agreement.

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CPAM: 8677583.1

This Agreement sets forth the entire agreement between the Parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the Parties hereto pertaining to the subject matter hereof.

15.	Plain Meaning.

This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties hereto.

16.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

17.	Captions.

The headings or captions set forth in this Agreement are for the convenience of the Parties only. Such headings do not form a part hereof and are not to be considered a part of this Agreement for the purposes of interpretation or otherwise.

18.	Jurisdiction and Governing Law.

This Agreement shall be governed by the laws of the State of New Jersey. Any dispute arising under this Agreement shall be resolved by the courts of the State of New Jersey without regard to such jurisdiction's conflicts of laws principles. The courts of the State of New Jersey shall have exclusive jurisdiction over the subject matter thereof, and the Parties irrevocably and unconditionally consent to the in personam jurisdiction of each such court in any action, suit or proceeding and waive any objection which it might have to the laying of venue in any such suit, action or proceeding in any of such courts. Each Party waives it right to trial by jury for any suit, action or proceeding arising under this Agreement.

19.	Effective Date

All of the transactions set forth in this Agreement take place on the Effective Date. Where there are multiple transactions contemplated in a single article of this Agreement, those transactions will take place in the sequential order set forth in such article.

[Signatures on following page]

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CPAM: 8677583.1

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party, as of the date first above written.

Marina Energy, LLC

By: _____________________
Name: David Robbins, Jr.
Title: President

DCO Energy, LLC

By: _____________________
Name: Frank E. DiCola
Title: CEO and President

Energenic-US, LLC

By: _____________________
Name: Frank E. DiCola
Title: Executive Committee Member

By: _____________________
Name: David Robbins, Jr.
Title: Executive Committee Member

DCO Operations-Hartford, LLC, ACI Energy Partners, LLC, FC Landfill Energy, LLC, PPB Energy Partners, LLC, UMM Energy Partners, LLC, WC Landfill Energy, LLC, and HSC Fuel Cell 1, LLC

By: _____________________
Name: Frank E. DiCola
Title:

AC Landfill Energy LLC

By: _____________________
Name: Stephen Poniatowicz
Title:

MCS Energy Partners, LLC

[C5 – Omnibus Agreement on Intercompany Debt Transactions]

By: _____________________
Name: David Robbins, Jr.
Title:

SBS Energy Partners, LLC

By: _____________________
Name: David Robbins, Jr.
Title:

SC Landfill Energy, LLC

By: _____________________
Name: Stephen Poniatowicz
Title:

SX Landfill Energy, LLC

By: _____________________
Name: David Robbins, Jr.
Title:

[C5 – Omnibus Agreement on Intercompany Debt Transactions]